Management's Responsibility for Financial Information

The accompanying consolidated financial statements and all other financial information included in this report have been prepared by management in accordance with Canadian generally accepted accounting principles. Financial statements are not precise since they include certain amounts based on estimates and judgments. When alternative methods exist, management has chosen those it deems most appropriate in the circumstances to ensure that the consolidated financial statements are presented fairly, in all material respects, in accordance with generally accepted accounting principles. The financial information presented throughout the annual report is consistent with that in the audited consolidated financial statements.

Rio Narcea maintains adequate systems of internal accounting and administrative controls, consistent with reasonable cost. Such systems are designed to provide reasonable assurance that the Company’s assets are appropriately accounted for and adequately safeguarded, and that financial information is relevant and reliable.

The Board of Directors, through its Audit Committee, is responsible for ensuring that management fulfills its responsibilities for financial reporting and is ultimately responsible for reviewing and approving the audited consolidated financial statements and the accompanying management’s discussion and analysis.

The Audit Committee, composed of three non-management, independent directors, meets periodically with management and the independent auditors to review internal accounting controls, auditing matters and financial reporting issues, and to satisfy itself that each party is properly discharging its responsibilities. The Audit Committee also reviews the consolidated financial statements, the management’s discussion and analysis, the independent auditors’ report and examines and approves the fees and expenses for audit services, and considers and recommends to shareholders, the engagement or reappointment of the external auditors. The Audit Committee reports its finding to the Board for its consideration when approving the consolidated financial statements for issuance to the shareholders.

The consolidated financial statements have been audited, on behalf of the shareholders, by the Company's independent auditors, Ernst & Young LLP, in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Ernst & Young LLP have full and free access to the Audit Committee.

/s/ Chris I. von Christierson

    /s/ Omar Gómez

    Chris I. von Christierson

    Omar Gómez

Chairman and Chief Executive Officer

Chief Financial Officer

March 14, 2007

Report of Independent Registered Public Accounting Firm

To the Shareholders of

Rio Narcea Gold Mines, Ltd.

We have audited the consolidated balance sheets of Rio Narcea Gold Mines, Ltd. as at December 31, 2006 and 2005 and the consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2006, in accordance with Canadian generally accepted accounting principles.

/s/ Ernst & Young LLP

Chartered Accountants

Toronto, Canada

March 14, 2007

Rio Narcea Gold Mines, Ltd.

CONSOLIDATED BALANCE SHEETS

(stated in thousands of U.S. dollars unless otherwise indicated)

As at December 31

2006 2005
$ $

ASSETS
Current
Cash and cash equivalents 79,774 53,624
Restricted cash (note 3) 2,367 2,191
Inventories (note 4) 12,447 10,075
Stockpiled ore 1,378 4,168
Accounts receivable
Government grants (note 5) — 3,521
Taxes receivable (note 14) 2,635 3,832
Trade receivables 8,613 2,982
Other current assets (note 7) 2,242 5,485
Current portion of deferred derivative loss (note 15) — 2,339
Current portion of future income tax assets (note 14) 5,012 —
Total current assets 114,468 88,217
Mineral properties, net (note 6) 227,274 157,148
Other assets (note 7) 3,729 2,791
Long-term investments in traded securities (note 7) 29,531 1,062
Future income tax assets (note 14) 12,859 —
387,861 249,218

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Short-term bank debt and accrued interest (note 8) 21,985 4,800
Accounts payable and accrued liabilities (note 9) 54,018 51,368
Current portion of long-term debt (note 8) 8,318 13,123
Total current liabilities 84,321 69,291
Other long-term liabilities (note 10) 26,293 14,539
Long-term debt (note 8) 41,738 15,982
Future income tax liabilities (note 14) 3,228 7,179
Total liabilities 155,580 106,991

Non-controlling interest (notes 1 and 6) 347 333

Shareholders' equity
Common shares (note 11) 247,092 237,002
Contributed surplus (note 11) 6,240 3,539
Employee stock options (note 12) 5,531 8,423
Non-employee stock options and warrants (note 11) 10,387 10,387
Defiance warrants (note11) — 1,786
Common share purchase options (notes 8 and 11) 2,275 3,155
Deficit (51,939) (122,670)
Cumulative foreign exchange translation adjustment (note13) 12,348 272
Total shareholders' equity 231,934 141,894
387,861 249,218

Commitments and contingencies (notes 3, 5, 6, 8 and 15)

The accompanying notes are an integral part of these consolidated financial statements.

On behalf of the Board:                /s/ Rupert Pennant-Rea                                /s/ Chris von Christierson

            Rupert Pennant-Rea

Chris I. von Christierson

Rio Narcea Gold Mines, Ltd.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

(stated in thousands of U.S. dollars unless otherwise indicated)

Years ended December 31

2006 2005 2004
$ $ $

REVENUES
Sales – Gold operations (note 19) 40,822 34,720 47,998
Sales – Gold operations – Nalunaq ore (note 19) 39,000 22,856 20,505
Sales – Nickel operations (note 19) 145,872 47,924 —
225,694 105,500 68,503

EXPENSES
Cost of sales – Gold operations (a) (note 20) (27,413) (33,881) (42,120)
Cost of sales – Gold operations – Nalunaq ore (a) (note 20) (40,130) (23,141) (19,956)
Cost of sales – Nickel operations (a) (note 20) (40,922) (24,257) —
Depreciation and amortization expenses (15,434) (7,562) (10,496)
Exploration costs (4,905) (5,663) (6,639)
Administrative and corporate expenses (8,235) (9,318) (6,961)
Accrual for closure of El Valle and Carlés (note 9) (971) (4,058) —
Other expenses (1,184) (702) (238)
Write-down of mineral properties (note 6) — — (28,388)
Interest income 2,790 1,004 823
Foreign currency exchange gain (loss) 629 (11,582) 4,507
Interest expense and amortization of financing fees (1,830) (1,049) (1,676)
Derivatives loss (note 15) (37,793) (25,274) (1,804)
(175,398) (145,483) (112,948)
Income (loss) before income tax 50,296 (39,983) (44,445)
Income tax (expense) benefit (note 14) 20,405 (2,405) —
Net income (loss) before non-controlling interest 70,701 (42,388) (44,445)
Non-controlling interest 30 263 —
Net income (loss) 70,731 (42,125) (44,445)

Deficit, beginning of year (122,670) (80,545) (36,100)
Deficit, end of year (51,939) (122,670) (80,545)

Net income (loss) per share – basic (note 11) 0.44 (0.27) (0.36)
Net income (loss) per share – diluted (note 11) 0.43 (0.27) (0.36)
Weighted average common shares outstanding (000) – basic 161,184 158,153 124,258
Weighted average common shares outstanding (000) – diluted 163,610 158,153 124,258

The accompanying notes are an integral part of these consolidated financial statements.

(a) Exclusive of items shown separately below.

Rio Narcea Gold Mines, Ltd.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(stated in thousands of U.S. dollars unless otherwise indicated)

Years ended December 31

2006 2005 2004
$ $ $

OPERATING ACTIVITIES
Net income (loss) 70,731 (42,125) (44,445)
Add (deduct) items not requiring cash
Depreciation and amortization 15,434 7,562 10,496
Write-down of mineral properties — — 28,388
Amortization of deferred financing fees
and prepaid expenses 145 157 1,916
Accretion of provision for site restoration 228 224 235
Foreign exchange 1,169 8,355 (6,481)
Accretion of interest on long-term debt 1,424 — 187
Non-cash derivatives loss 17,274 20,151 2,387
Shared-based compensation 1,656 1,264 2,105
(Gain) loss on disposal of capital and other assets (1,289) 162 116
Amortization of deferred stripping costs — — 17,334
Non-controlling interest (30) (263) —
Future income taxes (20,990) 2,375 —
Deferred stripping expenditures — — (1,595)
Restoration expenditures (1,770) (1,106) (503)
Changes in components of working capital
Inventories (1,159) (3,935) (619)
Stockpiled ore 2,996 1,907 (3,669)
Government grants 220 (218) —
Taxes receivable 833 (1,727) (590)
Trade receivables (5,628) (1,504) 1,821
Other current assets 14 (784) (534)
Accounts payable and accrued liabilities (3,872) 18,470 2,329
Cash provided by operating activities 77,386 8,965 8,878

INVESTING ACTIVITIES
Expenditures on mineral properties (note 6) (67,332) (28,852) (52,238)
Acquisition of the Salave deposit (note 6) — — (5,000)
Acquisition of Defiance (note 1) — — 2,648
Grant received 2,679 7,036 68
Restricted cash 74 (813) (211)
Long-term deposits and restricted investments 687 (159) (477)
Long-term investments in traded securities (note 7) (29,531) (1,164) —
Disposal of long-term investments in traded securities 2,419 — —
Cash used in investing activities (91,004) (23,952) (55,210)

FINANCING ACTIVITIES
Proceeds from issue of common shares (notes 11 and 12) 5,578 2,451 1,298
Proceeds from issue of special warrants and units (note 11) — — 61,021
Financing fees on issue of special warrants and units (note 11) — — (2,746)
Proceeds from bank loans and other long-term liabilities 82,935 10,808 42,744
Financing fees on bank loans (2,452) (48) (1,206)
Repayment of bank loans (47,547) (19,364) (12,198)
Cash provided by (used in) financing activities 38,514 (6,153) 88,913
Foreign exchange gain (loss) on cash
and cash equivalents held in foreign currency 1,254 (7,125) 6,446
Net increase (decrease) in cash and cash equivalents
during the year 26,150 (28,265) 49,027
Cash and cash equivalents, beginning of year 53,624 81,889 32,862
Cash and cash equivalents, end of year 79,774 53,624 81,889

Supplemental cash flow information
Interest paid in cash 4,146 2,668 1,597
Income taxes paid in cash — — —

The accompanying notes are an integral part of these consolidated financial statements.

1. NATURE OF OPERATIONS

Organization and business

Rio Narcea Gold Mines, Ltd. (the “Company”) was incorporated under the Canada Business Corporations Act on February 22, 1994, as a numbered company. The Company is engaged in the exploration and development of mineral properties in Spain, Portugal and Mauritania through its subsidiaries, the most significant of which are as follows:

Year
of
incorporation /
acquisition Participation

Río Narcea Gold Mines, S.L. (“RNGMSL”) 1994 100%
Naraval Gold, S.L. (“Naraval”) 1999 100%
Río Narcea Recursos, S.A. (“RNRSA”) 2001 100%
Exploraciones Mineras del Cantábrico, S.L. (“EMC”) 2003 95.0%
Río Narcea Nickel, S.A. (“RNNSA”) 2003 100%
Geomaque de Honduras, S.A. de C.V. 2004 100%
Tasiast Mauritanie Ltd. 2004 100%
Tasiast Mauritanie Ltd. S.A. (“TMLSA”) 2004 100%

Acquisition of Defiance Mining Corporation (“Defiance”)

On June 30, 2004, the Company and Defiance signed a definitive agreement whereby the Company, through its wholly-owned subsidiary 6253733 Canada Inc., and pursuant to a plan of arrangement, acquired all of the shares of Defiance on the basis of one Company share for every 5.25 shares of Defiance. In addition, each warrant of Defiance outstanding at the transaction date, entitles the holder to receive upon exercise, in lieu of the number of Defiance common shares otherwise issuable upon exercise thereof, that number of Rio Narcea common shares equal to the number of Defiance common shares issuable under such Defiance warrant divided by 5.25 at an exercise price per Rio Narcea common share equal to the exercise price per Defiance common share of such Defiance warrant multiplied by 5.25, and each Defiance option was exchanged for a Rio Narcea replacement option to purchase that number of Rio Narcea common shares equal to the number of Defiance common shares issuable under such Defiance option divided by 5.25 at an exercise price per Rio Narcea common share equal to the exercise price per Defiance common share of such Defiance option multiplied by 5.25. Completion of the transaction occurred on September 3, 2004.

As at September 3, 2004, Defiance had 99.3 million shares, 35.0 million warrants and 4.2 million options outstanding. Upon completion of the transaction, the Company issued 18.9 million shares and has reserved for issuance 7.5 million shares, issuable upon exercise of the Rio Narcea replacement options and the Defiance warrants, with a value, based on the market conditions prevailing on June 29, 2004, of $39,384 and $3,387, respectively.

The acquisition was accounted for using the purchase method of accounting whereby identifiable assets acquired and liabilities assumed were recorded at their fair values as at September 3, 2004, and the results and cash flows of Defiance are included in the consolidated statements of operations and cash flows, respectively, from that date.

The acquisition cost and its allocation among the different assets and liabilities on the acquisition date are as follows:

Allocation of the acquisition cost
$
Assets acquired and liabilities assumed
Cash and cash equivalents	3,104
Other current assets	535
Mineral rights (note 6)	46,349
Other assets	48
Current liabilities	(489)
Other long-term liabilities (note 10)	(1,768)
Future income tax liabilities	(4,552)
43,227
Acquisition cost
Common shares issued (note 11)	39,384
Replacement options issued (note 12)	948
Defiance warrants assumed (note 11)	2,439
Transaction expenses	456
43,227

The total acquisition cost of Defiance amounted to $43,227, of which $456 was paid in cash as transaction fees. Net cash provided by the acquisition of Defiance amounted to $2,648, corresponding to the cash and cash equivalents held by Defiance on acquisition, offset by the $456 paid in cash.

Investment in mineral properties

The return on investments made by the Company will depend on its ability to find and develop mineral reserves and on the success of its future operations including the following: quantity of metals produced, metal prices, operating costs, environmental costs, interest rates and discretionary expenditure levels including exploration, resource development and general and administrative costs. Since the Company operates internationally, exposure also arises from fluctuations in currency exchange rates, specifically the U.S. dollar/Euro, political risk and varying levels of taxation. While the Company seeks to manage these risks, many of these factors are beyond its control. The economic assessment of the mineral reserves by independent experts takes into account only the proven and probable reserves at El Valle and Carlés gold mines, Tasiast gold project and Aguablanca nickel mine.

2. SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements have been prepared by management in accordance with Canadian GAAP. These principles differ in certain material respects from U.S. GAAP. The differences are described in note 17.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and all of its subsidiaries (refer to note 1). All significant intercompany transactions and balances have been eliminated on consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of Canada requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and that also affect the reported amounts of revenues and expenses during the reported year. Actual results could differ from those estimates.

The following estimates are considered to be most critical to understanding the financial statements and the uncertainties that could impact the reported amounts of assets, liabilities, disclosure of contingent assets and liabilities, revenues and expenses: mineral reserves, impairment of long-lived assets, site restoration obligations and future tax assets and liabilities.

Cash and cash equivalents

Cash and cash equivalents consist of cash balances and highly liquid investments with a remaining maturity of three months or less at the date of acquisition. Because of the short maturity of these investments, the carrying amounts approximate their fair value. The Company had no cash equivalents as at December 31, 2006 (2005 – $719 with an effective interest rate of 2%).

Stockpiled ore

Stockpiled ore is recorded at cost. Cost is comprised of the cost of mining the ore and hauling it to the mill, and an allocation of an attributable amount of mining overheads related to mineral properties. Units included as stockpiled ore are based upon stockpile weight, expected recoveries and assays performed. Since stockpiled ore is processed within a short period of time, the inventoried costs are reported as a current asset and related cash flows as operating activities in the consolidated statements of cash flows.

The carrying value of stockpiled ore is assessed by comparing the sum of the carrying value plus future processing and selling costs to the expected revenue to be earned, which is based on the estimated volume and grade of stockpiled material. Stockpiled ore is located adjacent to the mill at the mine site. Although it is exposed to the elements, such exposure does not result in deterioration of the quality of the material. The decision to process stockpiled ore is determined based upon operating efficiency of the mine and the mill (different types of ore require different milling and refining processes). Therefore, stockpiled ore is processed when it is operationally efficient to do so and when no richer ore is available for milling. The decision to process stockpiled inventory is not particularly sensitive to ore prices since the decision is based on incremental cash inflows and outflows, and milling and refining costs, which are very small relative to selling price. The Company has never elected to not process stockpiled ore and does not anticipate departing from this practice in the future.

At the El Valle and Carlés gold operations, materials extracted were classified as stockpiled ore if the gold content was greater than or equal to 2.0 g/t. Materials with gold content less than 2.0 g/t but greater than or equal to 0.5 g/t were stockpiled with no value assigned. Materials with gold content less than 0.5 g/t were considered waste. Operations at El Valle and Carlés ceased on December 31, 2006 and there is no stockpiled ore as at that date.

At the Aguablanca nickel operations, materials extracted are classified as stockpiled ore if the nickel content is greater than or equal to 0.20%. Materials with nickel content less than 0.20% are considered waste.

Stockpiled ore at December 31, 2006 is expected to be processed within the next year.

Inventories

Mine operating supplies are recorded at the lower of average cost and replacement cost and gold and nickel in process and final products are recorded at the lower of average cost or net realizable value. The cost of gold and nickel in process and final products comprised costs of mining the ore and hauling it to the mill, costs of processing the ore and an attributable amount of mining and production overheads related to deferred mineral property costs. The cost of mine operating supplies represents the direct costs of acquisition. Units of mine operating supplies are determined using a perpetual inventory system; units of gold and nickel in process are based on the amount of ore introduced into production, expected recovery and assay results; and units of final product are based on weighing the final product and assay results.

Mineral properties

 (i)

Property acquisition and mine development costs

Mining properties are recorded at cost of acquisition. Property acquisition costs include direct costs for the purchase of mining rights and title to land. Property option costs and property lease rentals are expensed. Mine development costs include expenditures incurred to develop new deposits, to define further mineral reserves in existing deposits and to expand the capacity of operating mines.

Mine development costs are deferred commencing upon the completion of a bankable feasibility study, which demonstrates the existence of proven and probable reserves. Property acquisition costs and deferred mine development costs are amortized against earnings on the unit-of-production method, based on estimated recoverable amounts of metal. Estimated recoverable amounts of metal include proven and probable reserves only.

Excluded from the amortization calculation are those mineral reserves that require additional capital costs in order to access them. The Company expenses start-up activities, including pre-production losses and organizational costs as incurred.

Provisions for site restoration costs are recognized when incurred and recorded as liabilities at fair value.  The amount of the liability is subject to re-measurement at each reporting period. In addition the provision for site restoration costs is capitalized as part of the associated asset’s carrying value and amortized over the estimated life of the mine.

 (ii)

Capitalization of financing costs

Financing costs, including interest, are capitalized on the basis of expenditures incurred for the acquisition and development of projects, without restriction to specific borrowings for these projects. Financing costs are capitalized while the projects are actively being prepared for production, which occurs from the completion of a bankable feasibility study to the commencement of production. Capitalization is discontinued when the asset is ready for its intended use. Financing costs capitalized during 2006 amounted to $5,896 (2005 – $4,696; 2004 – $2,359).

 (iii)

Exploration costs

Exploration costs are charged against earnings as incurred. Significant costs related to acquisition of exploration properties are capitalized until the viability of the mineral property is determined. When it has been established that a mineral property has development potential (which occurs upon completion of a bankable feasibility study detailing proven and probable reserves on the mineral property), the costs incurred to develop a mine on the property and further development costs prior to the start of mining operations are capitalized.

 (iv)

Other costs

Other costs comprise patents, licenses, computer software and capital leases. These costs are recorded at the cost of acquisition and amortized over their estimated useful life as follows:

Estimated
useful life (years)

Patents, licenses and computer software 4
Capital leases 4–10

These costs are evaluated for recovery by aggregating such costs with the mineral property costs for the property to which they relate and applying the methodology as described under Mineral properties – (vi) Property evaluations.

 (v)

Land, buildings and equipment

Land, buildings and equipment are recorded at the cost of acquisition. Buildings and significant equipment, including the plant facility, whose life extends beyond the estimated life of the mines, are depreciated against earnings on the unit-of-production method, based on estimated recoverable amounts of metal. Estimated recoverable amounts of metal include proven and probable reserves only. Minor equipment and those whose life does not extend beyond the estimated life of the mines are depreciated using the straight-line method, as follows:

Estimated
useful life (years)
Machinery 6–7
Minor installations 6–7
Furniture 10
Computer equipment 4
Transport equipment 6

 (vi)

Property evaluations

The Company assesses long-lived assets for recoverability whenever indicators of impairment exist. When the carrying value of a long-lived asset is less than its net recoverable value as determined on an undiscounted basis, an impairment loss is recognized to the extent that its fair value, measured as the discounted cash flows over the life of the asset when quoted market prices are not readily available, is below the asset’s carrying value. Expected future undiscounted cash flows are calculated using estimated recoverable metals (proven and probable reserves and value beyond proven and probable reserves), future sales prices (considering current and historical prices, price trends and related factors), operating costs, capital expenditures, reclamation and mine closure costs.

The Company's estimates of future cash flows are subject to risks and uncertainties. It is possible that changes may occur which could affect the recoverability of the Company's long-lived assets.

 (vii)

Mineral reserve risks

At year end 2006, the Company had no reserves at the El Valle and Carlés mines because operations were closed. As at year end 2005, the Company estimated its gold reserves at the El Valle and Carlés mines assuming a gold price of $430 per ounce and an exchange rate of $1.20/€.

Gold reserves at the Tasiast project as at December 31, 2006 were estimated assuming a gold price of $491 per ounce (2005 - $370). Nickel reserves at the Aguablanca mine were estimated as at December 31, 2006 using a nickel price of $5.25 per pound (2005 - $3.00) and an exchange rate of $1.25/€ (2005 - $1.00/€), which equals a nickel price of €4.20 per pound (2005 - €3.00).

If the Company were to determine that its mineral reserves and future cash flows should be calculated at a significantly lower price than the prices used at December 31, 2006, there might be a material reduction in the amount of mineral reserves. In addition, if the price realized by the Company for its products were to decline substantially below the price at which mineral reserves were calculated for a sustained period of time, the Company could experience material write-downs of its investment in its mineral properties. Under any such circumstances, the Company might discontinue the development of a project or mining of a project at one or more of its properties or might temporarily suspend operations at a producing property and place that property in a “care and maintenance” mode. Mineral reserves could also be materially and adversely affected by changes in operating and capital costs and short-term operating factors such as the need for sequential development of deposits and the processing of new or different ore grades and ore types.

Significant changes in the life-of-mine plans can occur as a result of mining experience, new ore discoveries, changes in mining methods and rates, process changes, investments in new equipment and technology, and other factors. Changes in the significant assumptions underlying future cash flow estimates, including assumptions regarding precious metals prices and foreign exchange rates, may have a material effect on future carrying values and operating results.

Deferred stripping costs

In the mining industry, companies may be required to remove overburden and other mine waste materials to access mineral deposits. The costs of removing overburden and waste materials, often referred to as “stripping costs”, incurred during the production phase of a mine are variable production costs that should be included in the costs of the inventory produced during the period that the stripping costs are incurred. However, stripping costs should be capitalized if the stripping activity can be shown to represent a betterment to the mineral property.

Mining costs incurred prior to 2005 on development activities comprising the removal of waste rock to initially expose the ore at open pit mines (“overburden removal”), commonly referred to as “deferred stripping costs,” were capitalized. Amortization was calculated using the units-of-production method, based on estimated recoverable metals, specifically ounces of gold for gold projects and tonnes of nickel for nickel projects, in current operating mines (proven and probable reserves). Amortization was charged to operating costs as metal (gold or nickel) was produced and sold, using a stripping ratio calculated as the ratio of total cubic metres to be moved to total metal (ounces of gold or tonnes of nickel) to be recovered over the life of the mine. Applying this ratio yielded a theoretical amount of overburden removed in a year, the total costs for which were determined by using an average cost per cubic metre. The average cost per cubic metre was calculated using (i) actual costs of overburden removal incurred to date, with no reference to future expenditures and (ii) actual cubic metres of overburden removed to date. This resulted in the recognition of the cost of stripping activities over the life of mine as metal (gold or nickel) is produced and sold. The application of the accounting for deferred stripping costs and resulting timing differences between costs capitalized and costs amortized generally resulted in an asset on the balance sheet, although it is possible that a liability could arise if amortization of the capitalized costs exceeds the costs being capitalized over an extended period of time.

The amount of deferred stripping costs amortized and expensed during prior years, all of which related to gold projects, was approximately $17,334 for 2004. This amount was included in Deferred stripping and other mining expenses on the consolidated statement of operations and deficit. During 2004, there were less stripping costs capitalized than amortized, due to the ratio of cubic metres of waste removed to total cubic metres to be removed over the life of the mine being lower than the ratio of ounces of gold produced to total ounces of gold produced over the life of the mine. Therefore, operating costs are higher than they would have been if actual stripping costs were expensed in the year they were incurred. If stripping costs had been expensed as incurred, operating costs would have decreased by $15,738 in 2004.

Deferred stripping costs were evaluated for recovery by aggregating such costs with the mineral property costs for the property to which they relate and applying the methodology as described under Mineral properties – (vi) Property evaluations.

Long-term investments

Long-term investments, which consist primarily of investments in public companies, are recorded at cost less write-downs, when in management’s opinion an other-than-temporary impairment in value has occurred. Fair value of the investment in shares is determined based on quoted market prices.

Revenue recognition

Revenue is recognized when title to delivered metals and the risks and rewards of ownership passes to the buyer. Revenue from the sale of by-products (copper, silver, platinum, palladium and cobalt) is accounted for as additional revenues. Smelting, refining and transportation expenses paid to the buyer of the metals are credited against revenues. Prices used for provisionally priced sales are based on forward market prices prevailing at the time of shipment and are adjusted upon final settlement with customers pursuant to the terms of sales contracts.

Site restoration costs

Provisions for site restoration costs are recognized when incurred and recorded as liabilities at fair value.  The amount of the liability is subject to re-measurement at each reporting period.  The liability is accreted over time through periodic charges to earnings.  In addition, the provision for site restoration cost is capitalized as part of the associated asset’s carrying value and amortized over the estimated life of the mine.  The key assumptions on which the fair value of the provision for site restoration cost are based on the estimated future cash flows, the timing of those cash flows and the credit-adjusted risk-free rate or rates on which the estimated cash flows have been discounted. Provisions for site restoration costs are estimated based on environmental and regulatory requirements promulgated by the Spanish, Honduran and Mauritanian mine administrations.

Expenditures related to ongoing environmental activities are charged against earnings as incurred.

Stock-based compensation plan

The Company has a stock-based compensation plan, which is described in note 12. The Company follows the fair value based method for all awards granted, modified or settled. Under this method, compensation expense for stock options granted is measured at fair value at the grant date using the Black-Scholes-Merton valuation model and recognized in the consolidated statements of operations over the vesting period of the options granted. Awards with a graded vesting schedule are accounted for separately for each of the vesting dates.

Any consideration paid upon the exercise of stock options or purchase of shares plus the previously recognized compensation expense is credited to share capital.

Grants receivable

Grants receivable relate to incentives provided by various Spanish government entities. The Company records these grants and incentives when government approval is received and the Company has reasonable expectations that the conditions required by the government in order to receive these grants and incentives have been or will be fulfilled. The grants are recorded as a reduction of its mineral properties, to the extent that subsidized costs have been capitalized, or as a reduction of expenses. The capitalized grants are amortized to income on the same basis as the related mineral properties. Government approval is normally received after subsidized costs have been incurred.

Foreign currency translation

The U.S. dollar is the reporting and functional currency of the Company and its subsidiaries, except for the European subsidiaries, for which the functional currency is the Euro. Assets and liabilities of the Company’s operations having a functional currency other than the U.S. dollar are translated into U.S. dollars using the exchange rate in effect at the year end, and revenues and expenses are translated using exchange rates approximating those in effect when the transaction occurred. Exchange gains or losses on translation of the Company’s net equity investment in these operations are deferred in the shareholders' equity section of the consolidated balance sheet in Cumulative foreign exchange translation adjustment.

Foreign exchange gains and losses on transactions occurring in a currency other than an operation’s functional currency are reflected in income.

Income taxes

The Company follows the liability method of accounting for income taxes. Future income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Future income taxes are measured using the substantively enacted rates and laws that will be in effect when the differences are likely to reverse. If on the basis of available evidence, it is more likely than not that all or a portion of the future tax asset will not be realized, the future tax asset is reduced by a valuation allowance.

Derivative financial instruments

The Company employs derivative financial instruments to manage exposure to fluctuations in metal prices and foreign currency exchange rates, normally as a requirement of the project finances. The Company does not hold financial instruments or derivative financial instruments for trading purposes. The Company has in place policies and procedures with respect to the required approvals for the use of derivative financial instruments and specifically ties their use, in the case of commodities, to the mitigation of market price risk associated with cash flows expected to be generated from budgeted operations programs. When applicable, the Company identifies relationships between its risk management objective and the strategy for undertaking the economic hedge transaction. Foreign currency derivative financial instruments are used to hedge the effects of exchange rate changes on identified foreign currency exposures.

Effective January 1, 2004 the Company de-designated all its derivative financial instruments and ceased to apply hedge accounting to them. This was because the Company had not implemented a treasury management system that complied with the documentation requirements for hedge accounting under AcG 13. As a result, for the three years ended December 31, 2006, the Company's derivative portfolio is not eligible for hedge accounting despite the fact that management considers its portfolio to be an effective risk management tool and an economic hedge of its future gold and copper sales.  All derivative instruments that are not designated as a hedge are accounted for using the mark-to-market accounting method and are recorded in the consolidated balance sheet as either an asset or liability with changes in fair value recognized in the consolidated statement of operations. Realized and unrealized gains or losses associated with derivative instruments, which have been de-designated are deferred under other current, or non-current, assets or liabilities on the balance sheet and recognized in income in the period in which the underlying hedged transaction is recognized. Any gains, losses, revenues or expenses deferred previously as a result of applying hedge accounting continue to be carried forward for subsequent recognition in income in the same period as the corresponding gains, losses, revenues or expenses associated with the hedged item.

Cash flows arising in respect of hedging transactions are recognized under cash flows from operating activities.

The Company does not consider the credit risk associated with its financial instruments to be significant. Derivative financial instruments are maintained with high-quality counter-parties, and the Company does not anticipate that any counter-party will fail to meet its obligations.

Income per share

Basic income (loss) per common share is computed by dividing net income (loss) applicable to common shares by the weighted-average number of common shares issued and outstanding for the relevant period. Diluted income (loss) per common share is computed by dividing net earnings applicable to common shares, as adjusted for the effects of dilutive convertible securities, by the sum of the weighted-average number of common shares issued and outstanding and all additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

3. RESTRICTED CASH

As at December 31, 2006 there is $2,367 (2005 – $2,191) of cash restricted in favour of various banks in relation to performance bonds issued by those banks, of which $905 (2005 – $1,091) is guaranteeing the fulfillment of some grants received by the Company, $1,177 (2005 – $1,055) is guaranteeing the fulfillment of the agreement reached with the Monesterio Council in June 2005 (refer to note 9) and $285 (2005 – $45) is guaranteeing other issues.

4. INVENTORIES

2006 2005
$ $

Mine operating supplies 5,158 3,322
Product in process 2,239 2,360
Final products 5,050 4,393
12,447 10,075

Final products consist of gold doré and gold and copper concentrates (2006 – $2,733; 2005 - $2,948) and nickel concentrates (2006 - $2,317; 2005 - $1,445).

5. GOVERNMENT GRANTS

There are no grant receivables as at December 31, 2006. At December 31, 2005, grants receivable comprised €2,635 ($3,108) that corresponded to a portion of the grant obtained from the Spanish Ministry of the Economy for the construction of the Aguablanca mine (refer to “Aguablanca grant” section below) and other grants receivable amounting to €350 ($413), all of which were collected in 2006.

Government grants are being amortized into income as follows (refer to note 6):

Grants
received / Translation
receivable / adjustment
(amortized due to
December 31, to currency December 31,
2005 income) exchange 2006
$ $ $ $
Grants received / receivable, net of
grants amortized to income
Aguablanca grant 9,059 (1,608) 976 8,427
Other grants 563 353 83 999
Grants capitalized, net (note 6) 9,622 (1,255) 1,059 9,426

Grants
received / Translation
receivable / adjustment
(amortized due to
December 31, to currency December 31,
2004 income) exchange 2005
$ $ $ $
Grants received / receivable, net of
grants amortized to income
Aguablanca grant 11,288 (757) (1,472) 9,059
Other grants 445 188 (70) 563
Grants capitalized, net (note 6) 11,733 (569) (1,542) 9,622

A grant amounting to $108, which was related to exploration activities, was recorded directly into income in 2006 (2005 – $218; 2004 – nil). All of the other grants were related to mine development and property, plant and equipment.

OFICO grant

Pursuant to a resolution of the Secretary of State for Energy and Mineral Resources dated December 19, 1996, the Company received a €13,222 grant (“OFICO grant”) (approximately $17,413), which was collected in full in years prior to 2003. The grant was for expenditures related to the development and construction of the El Valle mine incurred from 1996 to 1999. The Company has met all the obligations related to this grant, including the requirement to maintain 171 employment positions until September 30, 2006. All the guarantees related to this grant were released from January to March 2004, except for €4,066 ($5,355) that has been released in February 2007 (refer to note 8).

Aguablanca grant

On July 21, 2003, the Company was awarded a €6,707 ($8,834) grant from the Ministry of the Economy for its Aguablanca mine. On January 14, 2004, this grant was increased to €8,287 ($10,914) and on May 29, 2006, it was reduced to a final amount of €7,611 ($10,024). The Company collected €5,653 ($7,445) of this grant in April 2005, and the balance of €1,958 ($2,579) was collected in November 2006. There are no conditions pending to be fulfilled in respect to this grant. All the guarantees related to this grant have been released in 2006 (refer to note 8).

6. MINERAL PROPERTIES

Aguablanca nickel operations

On July 5, 2001, the Company acquired, from Atlantic Copper, S.A. (“AC”) 50% of the participation rights in a consortium with the Spanish State. The consortium is the holder of 100% of the mineral rights located in Huelva, Sevilla and Badajoz, Spain where the Aguablanca mine is located. The Spanish State decided not to participate in working on these mineral rights and, as a result, work on these properties shall be carried out 100% by the Company. As agreed between the Spanish State and the Company on July 5, 2001, consideration for working 100% of the mineral rights comprises variable payments, as described below.

Consideration for the purchase of 50% of the participation rights from AC included variable payments depending on metal prices and net smelting return, which the Company had the option to terminate by making a lump sum payment of $6,000 to AC. On August 2, 2006, the Company exercised this option.

The Company is required to make variable payments to the Spanish State in exchange for the Spanish States’ 50% working rights ranging from 0.5% (at nickel prices below $2.24 per pound) to 2.0% (at nickel prices above $3.51 per pound) of net smelter return. In addition, the Company has committed to invest €1,900 ($2,502) in three specific areas within a period of nine years.

El Valle and Carlés gold operations

In February 2006, the Board of Directors of the Company decided to proceed with the closure of the El Valle and Carlés gold operations due to the uneconomic performance obtained because of, among other reasons, the low grades mined and the increased costs as a result of the bad ground conditions. The closure was conducted in an orderly manner and occurred in December 2006. Restoration activities will last for a longer period and the plant will be put in care and maintenance for an undetermined period of time.

As at December 31, 2005, the Company had accrued €3,260 ($3,846) in respect of the closure of the El Valle and Carlés gold mines, which included statutory employee severance payments to be paid on termination of the contracts with the employees of the project, and which is recorded in the Consolidated balance sheet under the caption Accounts payable and accrued liabilities (refer to note 9)  and in the consolidated statements of operations and deficit under the caption Accrual for closure of El Valle and Carlés.

On June 22, 2006, the Company reached a collective redundancy agreement with the local unions and mine workers regarding the closure of the El Valle and Carlés gold operations. Subsequently, on July 5, 2006, that agreement received the approval from the Spanish labour authorities, which is required when redundancy affects more than 10% of the workforce.

As a result of this agreement, the closure costs increased to €4,033 ($5,312), of which €562 ($740) is included in the Consolidated balance sheet under the caption Accounts payable and accrued liabilities (refer to note 9). During 2006, the Company accrued an additional €773 ($971), which is recorded as Accrual for closure of El Valle and Carlés in the consolidated statements of operations and deficit, and paid €3,471 ($4,358).

In addition, the provision for site restoration related to these two properties was $3,390 as at December 31, 2006 (2005 – $2,096) (refer to note 10).

The Company has evaluated for impairment the group of assets comprised of the El Valle mine, the Carlés mine and the El Valle plant, which processes ore from both the El Valle and Carlés mines, and that have a carrying value of $1,631 as at December 31, 2006 (2005 –$5,331). As a result of that evaluation, no write-down is required as at December 31, 2006 or 2005.

On January 16, 2007, the Company entered into an option agreement with Kinbauri Gold Corporation (“Kinbauri”), under which Kinbauri has the option to buy the El Valle mine, the Carlés mine and the El Valle plant in exchange for $5,000, of which $100 has been collected on signature of the option agreement. On February 15, 2007, Kinbauri communicated the exercise to the Company. The transaction, including the payment to the Company of the balance $4,900 consideration outstanding, must be finalized on or before March 30, 2007, failing which, the option agreement will become null and void.

Salave project

On October 28, 2003, the Company acquired 85% of the shares of EMC, which is an exploration company that holds the Salave gold deposit in the Asturias province of Spain. The Company increased its participation in EMC up to a 95% in 2004 and 2005 as a result of a number of increases in the capital stock of EMC to which the non-controlling shareholders did not participate. The non-controlling shareholders have the right to sell their participation to Rio Narcea in exchange for $1,000 after the commencement of commercial production on the project and under other certain circumstances. Upon commercial production, the non-controlling shareholders are also entitled to change their participation for a royalty of 0.4% of the net smelter return.

The mineral rights at Salave were leased by EMC to a third party for an undefined period of time. On March 9, 2004, the Company entered into a cancellation agreement with the lessee of those mineral rights. As consideration for the cancellation of the lease agreement, the Company has paid $5,000 in cash and granted 2 million warrants with an exercise price of CDN$5.00 expiring in September 2008, the fair value of which amounted to $1,203 (refer to note 11). Also, the Company will be required to make five additional payments of $5,000 each upon fulfillment of certain milestones: 1) granting of the construction permit, 2) commencement of commercial production, 3) production of 200,000 ounces of gold, 4) production of a cumulative 400,000 ounces of gold, and 5) production of a cumulative 800,000 ounces of gold. In addition, the Company will have to pay a royalty of 5% on gold produced and sold in excess of 800,000 ounces subject to a deduction of $200 per ounce, and on all other metals from commencement of commercial production. The Company has the right to buy back 50% of the royalty in exchange for $5,000.

In August 2005, the regional Government of Asturias rejected the application for “change of land use” required to develop the project. After a review of its legal options, the Company commenced legal applications in the local courts seeking reversal of the decision and/or monetary compensation for damages.

In the event that the decision of the Asturian Government is maintained, the independent legal advisors of the Company believe that the Company should succeed in obtaining significant monetary compensation equal to the investment made to date plus loss of profits as a result of this project not proceeding. However, the outcome and timing of any legal action is presently uncertain.

The Company has evaluated for impairment the Salave assets that have a carrying value of $13,341 as at December 31, 2006 (2005 - $11,978). As a result of that evaluation, which considers legal advice received by the Company, no write-down is required as at December 31, 2006 or 2005.

Tasiast project

On September 3, 2004, the Company acquired all of the shares of Defiance. Defiance's main asset is the Tasiast gold project located in Mauritania, West Africa, for which a bankable feasibility study had been completed in April 2004 by SNC-Lavalin Inc.

The value allocated to the Tasiast project on acquisition of Defiance amounted to $46,349.

Defiance had acquired the Tasiast project and certain other exploration licenses in Mauritania from Newmont LaSource Developpement S.A.S. Cash consideration amounted to $6,500, of which $3,500 has been paid and the pending $3,000 is payable as follows: $1,000 on the first day of commercial production, $1,000 on the first anniversary of production and $1,000 on the second anniversary of production. In addition, a 2% royalty is payable on gold production in excess of 600,000 ounces.

In August 2005, and after a review of the basic engineering and capital expenditures, the Company decided to proceed with the construction of the project. Capital expenditures are estimated at $78,973, including the lump-sum turn-key contract with SENET for the construction of the plant and the camp and related facilities that was signed with SENET on January 20, 2006. Construction of the project is expected to be completed in 2007.

In November 2005, the Company signed a mandate letter with Macquarie Bank Ltd. (“Macquarie”) to provide debt for the construction of the project. The final agreement was signed on June 29, 2006 and the term loan was fully drawn down on June 30, 2006 (refer to note 8).

As at December 31, 2006, Mineral properties consisted of the following:

Translation
adjustment
Additions/ due to
December 31, disposals/ currency December 31,
2005 (amortization) exchange 2006
$ $ $ $

Cost-
Mining properties and development
Mineral rights 69,906 8,163 2,961 81,030
Development 51,327 1,553 5,927 58,807
Other (a) 4,239 (257) 480 4,462
Land, buildings and equipment 148,986 63,020 16,124 228,130
Grants, net of
amortization (note 5) (9,622) 1,255 (1,059) (9,426)
Cost 264,836 73,734 24,433 363,003

Accumulated depreciation
and amortization-
Mining properties and development
Mineral rights (2,876) (3,315) (497) (6,688)
Development (39,774) (2,004) (4,727) (46,505)
Other (a) (222) (309) (41) (572)
Land, buildings and equipment (64,816) (9,168) (7,980) (81,964)
Accumulated depreciation
and amortization (107,688) (14,796) (13,245) (135,729)
Total 157,148 58,938 11,188 227,274

(a) “Other” comprises patents, licenses, software and rights in capital lease assets.

The cost and accumulated depreciation and amortization of rights in capital leased assets amounted to $265, and $95, respectively, as at December 31, 2006. Capital lease obligation outstanding in respect of these capital leased assets amounted to $111 as at December 31, 2006 (refer to note 8).

As at December 31, 2005, Mineral properties consisted of the following:

Translation
adjustment
Additions/ due to
December 31, disposals/ currency December 31,
2004 (amortization) exchange 2005
$ $ $ $

Cost-
Mining properties and development
Mineral rights 73,325 — (3,419) 69,906
Development 56,501 2,413 (7,587) 51,327
Other (a) 2,173 2,487 (421) 4,239
Land, buildings and equipment 142,145 26,577 (19,736) 148,986
Grants, net of
amortization (note 5) (11,733) 569 1,542 (9,622)
Cost 262,411 32,046 (29,621) 264,836

Accumulated depreciation
and amortization-
Mining properties and development
Mineral rights (2,822) (456) 402 (2,876)
Development (46,869) 865 6,230 (39,774)
Other (a) (200) (52) 30 (222)
Land, buildings and equipment (68,208) (5,888) 9,280 (64,816)
Accumulated depreciation
and amortization (118,099) (5,531) 15,942 (107,688)
Total 144,312 26,515 (13,679) 157,148

(a) “Other” comprises patents, licenses, software and rights in capital lease assets.

The cost and accumulated depreciation and amortization of rights in capital leased assets amounted to $238, and $26, respectively, as at December 31, 2005. Capital lease obligation outstanding in respect of these capital leased assets amounted to $163 as at December 31, 2005 (refer to note 8).

7. OTHER CURRENT ASSETS, OTHER ASSETS AND LONG-TERM INVESTMENTS IN TRADED SECURITIES

Other current assets

Other current assets are comprised of the following:

2006 2005
$ $

Derivative financial instruments (note 15) 636 4,230
Payments on account to suppliers 348 993
Prepaid expenses 783 99
Other 475 163
2,242 5,485

Other assets

Other assets are comprised of the following:

2006 2005
$ $

Derivative financial instruments (note 15) 462 5
Long-term deposits and restricted investments 630 1,164
Deferred financing fees 2,232 1,123
Prepaid expenses 405 499
3,729 2,791

Long-term deposits and restricted investments are bank accounts and investment funds restricted in use due to the existence of guarantees, which are related to site restoration activities and fulfillment of grant conditions (refer to note 5).

Deferred financing fees represent capitalized costs to obtain long-term debt. These costs are being amortized on a straight-line basis over the life of the underlying debt.

During 2003, several other plots of land necessary for the construction of the Aguablanca mine were rented for a period of 15 years with the option of extending this period. The Company has pre-paid the rentals to the owners of the land, corresponding to a minimum of 6 years and a maximum of 15 years, which are recorded as Other assets. These amounts will be amortized to Mine expenses on a straight-line basis.

Long-term investments in traded securities

Long-term investments in traded securities are comprised of the following:

2006 2005
$ $

Chariot Resources Limited 29,531 —
Other — 1,062
29,531 1,062

The market value of Long-term investments in traded securities amounts to $27,653 and $1,062 as at December 31, 2006 and 2005, respectively.

As at December 31, 2006, the Company holds 51,750,500 common shares of Chariot Resources Limited (“Chariot”), which represents a 17.1% of the total outstanding common shares of Chariot. All of the common shares were acquired during the second half of 2006. The acquisition cost of these shares amounted to $29,531.

Subsequently, in January 2007, the Company acquired an additional 8,440,000 common shares of Chariot, increasing its participation to a 19.9%. The acquisition cost of these additional common shares amounted to $4,390.

8. LOAN AGREEMENTS

Deutsche Bank

On October 26, 2000, the Company entered into a credit agreement with Deutsche Bank, S.A.E. (“Deutsche Bank”) in relation to the El Valle and Carlés mines.

Within the credit agreement arranged with Deutsche Bank, the Company had the following facilities, all of which are either repaid or expired as at December 31, 2006:

(a)

Term Loan Facility – $19,000

As at December 31, 2004, this facility was totally repaid.

(b)

Term Loan Facility – $3,500

This facility represented advances to the Company, to a limit of $3,500. The interest rate for these advances was LIBOR US$ + 2.2% per annum.

Repayment of this facility was due in two instalments: $1,750 was due on October 31, 2005, and the remaining amount of $1,750 was due on October 31, 2006. The Company repaid $1,750 of the principal in October 2005 and the balance $1,750 in January 2006.

As part of the consideration for the term loan facility, the Company issued to Deutsche Bank 3.5 million common share purchase options (“Option”). Each Option entitled Deutsche Bank to subscribe for one common share of the Company at an exercise price of $1.00 per share.

The proceeds of this facility were allocated between long-term debt ($2,527) and the A and B Call Options ($973). The allocation was calculated by valuing the liability and equity instruments separately and adjusting the resulting amounts on a pro rata basis so that the sum of the components equals the amount of cash received. The assumptions used in the calculation of the value of the equity instrument (using the Black-Scholes-Merton model) were a volatility of 92%, average interest rate of 6.7% and average maturity of 5.5 years. The fair value of the liability instrument was assumed to be equal to its face value, as its interest rate approximated the market interest rate available to the Company.

The interest accretion on this facility for the year ended December 31, 2006, calculated using the effective interest rate method, was $80 (2005 – $180; 2004 – $187).

On October 26, 2005, 1.75 million share purchase options were exercised into 1.75 million common shares (refer to note 11) for gross proceeds to the Company of $1,750. In addition, on October 17, 2006, an additional 1.75 million share purchase options were exercised into 1.75 million common shares (refer to note 11) for gross proceeds to the Company of $1,750.

(c)

Standby Working Capital Facility – $1,500

This loan was renewable on a revolving basis with a final maturity on October 26, 2004.

All the financing facilities granted by Deutsche Bank are secured by the assets and shares of RNGMSL (wholly-owned subsidiary that owns the El Valle and Carlés mines) and specifically secured by mortgages on the El Valle and Carlés mineral properties. These encumbrances have been released in March 2007.

Investec and Macquarie

On August 21, 2003, the Company entered into a credit agreement, which was amended on March 23, 2004, with Investec Bank (UK) Ltd. (“Investec”) and Macquarie to finance the construction of its Aguablanca mine. On March 25, 2004, the Company executed the drawdown of $30,000. Under this credit agreement, the Company has the following facilities:

(a)

Term Facility I – $25,000

The interest rates for this facility are LIBOR US$ + 2.4% per annum until completion of the construction (as defined in the credit agreement); and LIBOR US$ + 2.0% thereafter.

The $25,000 drawn down under this facility was to be repaid in semi-annual instalments, starting in September 2005, of $6,000, $8,000, $5,000, $4,000 and $2,000, respectively.

In November 2005, the Company prepaid $2,000 originally due in March 2006. The debt outstanding under this facility as at December 31, 2005 amounted to $17,000, which has been repaid in full in 2006.

(b)

Term Facility II – $5,000

The interest rate for this facility is LIBOR US$ + 2.5% per annum.

The $5,000 drawn down under this facility was to be repaid in August 2008.

As part of the consideration for the term loan facility, the Company has issued to Investec and Macquarie a total of 3.5 million common share purchase options (“Options”). Each Option entitles the banks to subscribe for one common share of the Company at an exercise price of $1.43 per share. The exercise price for these Options was calculated as a 130% premium to the average closing price of the Company’s shares during the months of November and December 2002 when the mandate letter for the credit agreement was signed.

The Options are not required to be listed on any stock exchange and are not available to the public for subscription.

The expiration date of the Options would be the earlier of the following: (a) the date on which the term loan facility becomes due and payable in full under the terms of the Credit Agreement, or (b) August 21, 2008.

The proceeds of this facility were allocated between Long-term debt ($2,344) and Common share purchase options related to debt ($2,656) (refer to note 11). The allocation was calculated by valuing the liability and equity instruments separately and adjusting the resulting amounts on a pro rata basis so that the sum of the components equals the amount of cash received. The assumptions used in the calculation of the value of the equity instrument (using the Black-Scholes-Merton model) were a volatility of 82%, average interest rate of 2.4% and average maturity of 4.4 years. The fair value of the liability instrument was assumed to be equal to its face value, as its interest rate approximated the market interest rate available to the Company.

The interest accretion on this facility for the year ended December 31, 2006, calculated using the effective interest rate method, was $396 (2005 - $501; 2004 - $333).

On October 19, 2006, 0.5 million share purchase options (2005 – 3,251) were exercised into 0.5 million common shares (2005 – 3,251) (refer to note 11) for gross proceeds to the Company of $715 (2005 – $5).

This term facility was fully repaid in 2006.

Under this credit agreement, the Company is required to fulfill certain obligations, which are summarized below:

•

To submit information to Investec and Macquarie, including most notably operating forecasts, financial reports and details of investments made.

•

To comply with current legislation in force and arrange adequate risk hedging on a timely basis.

•

To not undertake, without prior approval, actions such as changing its corporate purpose, granting loans to third parties or abandoning areas being mined.

•

To comply with financial ratios associated with the debt and interest coverage and the proven and probable reserves.

As at December 31, 2006 and 2005, it is the Company's understanding that all these obligations have been fulfilled.

All the financing granted by Investec and Macquarie is secured by the assets and shares of RNRSA, a wholly owned subsidiary of the Company that holds the Aguablanca assets in Spain, and by mortgages on the Aguablanca mineral properties.

Subsidized loan for Aguablanca mine

In January 2003, the Ministry of Industry, Commerce and Tourism granted a subsidized loan, amounting to €5,000 ($6,585), to finance the construction of the Aguablanca mine. The loan is at zero interest rate and is repayable by equal instalments of €500 ($659) from 2008 to 2017.

Macquarie – Tasiast project

In November 2005, the Company signed a mandate letter with Macquarie to provide a debt facility for the construction of the Tasiast gold project. The final credit agreement was signed on June 29, 2006. Under this credit agreement, the Company has a term loan of $42,500 that was fully drawn down on June 30, 2006.

The interest rates for this facility are LIBOR US$ + 2.75% per annum until completion of the construction (as defined in the credit agreement); and LIBOR US$ + 2.25% thereafter.

The $42,500 drawn down under this facility will be repaid in quarterly instalments, starting in September 2007. The required principal repayments are as follows: 2007 - $8,000, 2008 - $11,000, 2009 - $8,500, 2010 - $2,000, and 2011 - $13,000.

Under the terms of the credit agreement, the Company has been required to enter into gold derivative financial instruments to reduce the risk of the project against variations in gold prices. Specifically, the Company has entered into a zero-cost collar for 280,000 ounces of gold, with prices between $600 and $795 per ounce and maturities as follows: 2007 – 38,000 ounces, 2008 – 64,000 ounces, 2009 – 62,000 ounces, 2010 – 44,000 ounces, 2011 - 66,000 ounces, and 2012 – 6,000 ounces (refer to note 15). This collar is not subject to margin calls.

Under this credit agreement, the Company is required to fulfill certain obligations, similar to the ones required by the other project loans obtained by the Company in previous years. As at December 31, 2006, it is the Company's understanding that all these obligations have been fulfilled.

This financing is secured by the assets and shares of TMLSA, a wholly owned subsidiary of the Company that holds the Tasiast assets in Mauritania, and by mortgages on the Tasiast mineral properties.

Macquarie – Short term loan

On October 19, 2006, the Company entered into a short-term credit agreement with Macquarie with a limit of $22,000 to purchase an additional interest in Chariot (refer to note 7). On October 20, 2006, the Company executed a drawdown of $21,638.

The interest rate for this facility is LIBOR US$ + 2.5% per annum. The $21,638 drawdown under this facility is due on April 12, 2007. This loan has been fully repaid on January 23, 2007.

This financing was secured by all the common shares and warrants of Chariot held by the Company on October 20, 2006.

Loan agreements outstanding as at December 31, 2006 are as follows:

Currency Final Maturity Short-term Long-term
$ $

Macquarie US$ December 31, 2011 8,000 34,500
Macquarie US$ April 12, 2007 21,638 —
Ministry of Industry, Commerce and
Tourism Euros December 15, 2017 — 6,585
Other loans (a) US$/Euros May 5, 2015 317 653
Accrued interest payable Euros 348 —
30,303 41,738

(a)

Includes a capital lease obligation (refer to note 6), with interest of 5.5% and repayment schedule as follows: 2007 - $71 and 2008 - $40.

Loan agreements outstanding as at December 31, 2005 are as follows:

Currency Final Maturity Short-term Long-term
$ $

Investec and Macquarie US$ August 21, 2008 11,000 9,179
Ministry of Industry, Commerce and
Tourism Euros December 15, 2017 — 5,898
Barclays Bank, S.A. (a) US$ February 10, 2006 4,355 —
Deutsche Bank US$ October 31, 2006 1,670 —
Other loans (b) US$/Euros May 5, 2015 461 905
Accrued interest payable Euros 437 —
17,923 15,982

(a)

This loan is related to the prepayments made to Nalunaq in relation to the gold ore acquired in November 2005.

(b)

Capital lease obligation (refer to note 6), with interest of 5.5% and repayment schedule as follows: 2006 - $64, 2007 - $64 and 2008 - $35.

Except for the loans from the Industrial and Technological Development Centre, Ministry of Industry, Commerce and Tourism and Ministry of the Economy, which were granted at a zero interest rate, the aforementioned loans from credit entities bear interest tied to LIBOR US$ or EURIBOR (European interbank offering rate) plus a spread ranging from 0.7% to 2.75%.

The required principal repayments of the Company on its long- and short-term debt outstanding at December 31, 2006 are as follows:

Year	Balance
$
2007	30,303
2008	11,812
2009	9,274
2010	2,776
2011	13,769
2012 and thereafter	4,107
72,041

Interest expense incurred on indebtedness initially incurred for a term of more than one year amounted to $4,483 for the year ended December 31, 2006 (2005 – $2,600).

As at December 31, 2006, the Company has provided bank guarantees to certain governmental institutions and entities in Spain totalling $22,059 (2005 – $27,342). Of this amount, $5,782 (2005 – $5,179) related to reclamation guarantees, $14,354 (2005 – $20,409) related to guarantees issued as security to allow the Company to collect certain government grants and other subsidies (refer to note 5) and $1,923 (2005 – $1,754) related to other items.

9.

ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of:

2006 2005
$ $

Suppliers 29,519 27,401
Personnel 4,191 2,172
Income taxes (note 14) 593 30
Other taxes 1,270 1,401
Derivative financial instruments (note 15) 16,309 14,858
Accrual for closure of El Valle and Carlés (note 6) 740 3,846
Monesterio Council 1,396 1,290
Other — 370
54,018 51,368

Other taxes correspond mainly to withholding taxes deducted from the personnel pay-roll and social security and VAT payable.

On June 29, 2005, RNRSA and Monesterio Council, where the mine is located, signed a final agreement which provides the Aguablanca mine with all the definitive licenses for the construction of the mine. The cost of these licenses, which amounted to $2,359, is included in Mining properties and development – Other (refer to note 6). As at December 31, 2006, there is $1,396 (2005 –$1,290) due with respect to the licenses. The Company has $1,177 (2005 – $1,055) cash restricted guaranteeing these obligations (refer to note 3).

10.

OTHER LONG-TERM LIABILITIES

Other long-term liabilities consist of:

2006 2005
$ $

Provision for site restoration 5,159 3,993
Ministry of the Economy 2,316 2,075
Derivative financial instruments (note 15) 18,818 8,471
26,293 14,539

Provision for site restoration

The details of the provision for site restoration as at December 31, 2006 are as follows:

Translation
adjustment
due to
December 31, Obligations currency December 31,
2005 Set-up settled Accretion exchange 2006
$ $ $ $ $ $
Project
El Valle 1,887 2,419 (1,410) 127 275 3,298
Carlés 209 (162) 13 14 18 92
Aguablanca 1,311 — — 88 157 1,556
Honduras 586 — (373) — — 213
3,993 2,257 (1,770) 229 450 5,159

There were no obligations incurred in respect of the Tasiast project in Mauritania as at December 31, 2006.

The details of the provision for site restoration as at December 31, 2005 are as follows:

Translation
adjustment
due to
December 31, Obligations currency December 31,
2004 settled Accretion exchange 2005
$ $ $ $ $
Project
El Valle 2,239 (183) 129 (298) 1,887
Carlés 227 — 13 (31) 209
Aguablanca 1,424 — 82 (195) 1,311
Honduras 1,528 (923) — (19) 586
5,418 (1,106) 224 (543) 3,993

There were no obligations incurred in respect of the Tasiast project in Mauritania as at December 31, 2005.

The details and assumptions used as at December 31, 2006 for the calculation of the provisions are as follows:

El Valle Carlés Aguablanca Honduras

Cash flows to settle the
obligations (undiscounted) $3,726 $104 $3,238 $213
Timing for settling the obligations 2008 2008 2018 2007
Credit-adjusted risk-free interest rate 6.3% 6.3% 6.3% 4.3%

Future changes, if any, in regulations and cost estimates, which may be significant, will be recognized when known.

Ministry of the Economy

As of December 31, 2006, the Company was awarded grants totalling $2,316 (2005 – $2,075), by the Spanish Ministry of the Economy in relation to various gold and nickel projects. These grants will be reimbursed if positive results are obtained on the subsidized projects. As the Company expects the subsidized projects to have positive results, the total grants received have been recorded as a liability. These grants will be reviewed by the Ministry and will either be considered non-refundable if no viability is achieved, or repayments will be established on a long-term basis at zero interest rate.

11. SHARE CAPITAL

Common shares

The authorized capital stock of the Company is comprised of an unlimited number of common shares with no par value. Common shares of the Company are listed on the Toronto Stock Exchange (“TSX”) under the symbol RNG and on the American Stock Exchange (“AMEX”) (secondary listing) under the symbol RNO.

Details of issued and outstanding common shares are as follows:

2006 2005 2004
Shares Amount Shares Amount Shares Amount
000 $ 000 $ 000 $

Balance, beginning of year 159,743 237,002 156,876 233,335 112,925 138,811
Issuances of cash:
Public offering,
net of costs — — — — 24,050 52,637
Exercise of employee
stock options 2,090 3,114 114 75 664 878
Exercise of share
purchase options 2,250 2,465 1,753 1,754 — —
Exercise of non-employee
stock options
and warrants — — 1,000 622 329 421
Non-cash issuances:
Exercise of employee
stock options — 3,631 — 48 — 1,049
Exercise of share
purchase options — 880 — 474 — —
Exercise of non-employee
stock options
and warrants — — — 694 — 155
Shares issued in
acquisition of
Defiance — — — — 18,908 39,384
Balance, end of year 164,083 247,092 159,743 237,002 156,876 233,335

On June 30, 2004, the Company entered into a definitive agreement for the acquisition of Defiance. Upon closing of the transaction on September 3, 2004, the Company issued, as part of the consideration for the acquisition, 18.9 million common shares with an allocated value of $39,384, and had reserved for issuance 7.5 million common shares issuable upon exercise of the Rio Narcea replacement options and Defiance warrants (refer to note 1).

On October 5, 2004, Rio Narcea entered into an agreement with a syndicate of underwriters under which the underwriters agreed to buy 21.0 million units for re-sale to the public at a price of CDN$3.10 per unit. In addition, the Company had granted the option to buy up to 3.25 million additional units, of which 3.05 million were issued to the underwriters. Gross proceeds of the issue amounted to CDN$74,555 ($61,022). Net proceeds received after payment of expenses related to the offering were $58,276. Each unit consisted of one common share and one-half of one common share purchase warrant, which were detachable from the common shares. Each whole warrant entitles the holder to purchase one common share at a price of CDN$5.00 on or before on or before September 12, 2008. On October 25, 2004, the Company obtained a receipt for the final prospectus that qualified the units. The common share purchase warrants began trading on the TSX on September 11, 2003 under the symbol “RNG.WT”. The proceeds from the units were allocated between Common shares and Non-employee stock options and warrants, $52,637 and $5,639, respectively (refer to “Non-employee stock options and warrants” section). The allocation was calculated by valuing the common shares and stock warrants separately on the date of the agreement and adjusting the resulting amounts on a pro rata basis so that the sum of the components equals the amount of net cash received. In connection with this equity issue, the AMEX would have ordinarily required, pursuant to section 712(b) of the AMEX Company Guide, that the Company obtained shareholder approval of the share issuance. The Company received an exemption from this requirement pursuant to section 110 of the AMEX Company Guide. The exemption was granted on the basis that such approval was not required under the provisions of the Canadian Business Corporations Act (“CBCA”), the by-laws and rules of the TSX, or the applicable provisions of Canadian securities legislation.

In 2005, 1.75 million share purchase options were exercised into 1.75 million common shares for gross proceeds to the Company of $1,754. Accrued expenses as at the date of each exercise amounted to $474 and were accounted as additional capital stock (refer to Common share purchase options related to debt section bellow).

In 2006, 2.25 million share purchase options were exercised into 2.25 million common shares for gross proceeds to the Company of $2,465. Accrued expenses as at the date of each exercise amounted to $880 and were accounted as additional capital stock (refer to Common share purchase options related to debt section bellow).

During 2006, no Non-employee stock options and warrants were exercised (refer to “Non-employee stock options and warrants” section). During 2005, 1.0 million non-employee stock options and warrants (2004 – 0.33 million) were exercised into common shares of the Company. Proceeds from the exercise in 2005 amounted to $622 (2004 – $421). In 2005 the book value of the stock options transferred to Common shares was $694 (2004 – $155). In 2005, the average exercise price of the options was CDN$0.77 (2004 – CDN$1.66).

During 2006, 2.09 million options (2005 – 0.11 million; 2004 – 0.66 million) issued under the Employee stock option plans (refer to note 12) were exercised, for proceeds of $3,114 (2005 – $75; 2004 – $878). The book value of the employee stock options transferred to Common shares in 2006 was $3,631 (2005 – $48; 2004 – $1,049). The average exercise price of the options was CDN$1.70 (2005 – CDN$080; 2004 – CDN$1.70).

Contributed surplus

Details of contributed surplus are as follows:

Amount
$

Balance, December 31, 2003 1,799
Employee stock options expired (note 12) 232
Non-employee stock options and warrants expired 67
Defiance warrants expired 2
Balance, December 31, 2004 2,100
Employee stock options expired (note 12) 788
Defiance warrants expired 651
Balance, December 31, 2005 3,539
Employee stock options expired (note 12) 915
Defiance warrants expired 1,786
Balance, December 31, 2006 6,240

Non-employee stock options and warrants

The following is a continuity schedule of non-employee stock options and warrants:

Number of Weighted
options and average exercise
warrants Amount price
000 $ CDN$

Balance, December 31, 2003 9,484 4,460 4.41
Options granted – cash 12,025 5,639 5.00
Options granted – non-cash 2,000 1,203 5.00
Options exercised (329) (155) 1.66
Options expired (105) (67) 2.39
Balance, December 31, 2004 23,075 11,080 4.82
Options exercised (1,000) (693) 0.77
Balance, December 31, 2005 22,075 10,387 5.00
Balance, December 31, 2006 22,075 10,387 5.00

On October 25, 2004, the Company issued 24.05 million units, each unit consisting of one common share and one-half of one common share purchase warrant, which were detachable from the common shares. Each whole warrant, 12.02 million in total, entitled the holder to purchase one common share (refer to “Common shares” section).

On March 16, 2004, the Company issued 2.0 million warrants as part of the consideration for the lease termination agreement in respect of the Salave project entered into in that month (refer to note 6). These warrants have an exercise price of CDN$5.00 and expire on September 12, 2008. These warrants are listed for trading on the TSX under the symbol RNG.WT.

During 2005, 1.0 million non-employee stock options and warrants were exercised (2004 – 0.33 million) for proceeds of $622 (2004 – $421) (refer to “Common shares” section). No non-employee stock options and warrants were exercised in 2006.

During 2006, there were no changes in non- employee stock options and warrants

Non-employee stock options and warrants outstanding as at December 31, 2006, are summarized as follows:

Number of Number of Weighted
options and options and average
warrants warrants Exercise remaining Accounted
outstanding vested price life value
000 000 CDN$ Years US$

22,075 22,075 5.00 1.7 10,387
22,075 22,075 5.00 1.7 10,387

Funds that would be received by the Company if all the non-employee stock options and warrants outstanding as at December 31, 2006 were exercised, would amount to $95,127.

Shares issuable upon exercise of Defiance warrants (refer to note 1)

On September 3, 2004, the Company reserved for issuance 6.66 million shares, issuable upon exercise of Defiance warrants. Each warrant of Defiance entitles the holder to receive upon exercise, in lieu of the number of Defiance common shares otherwise issuable upon exercise thereof, that number of Rio Narcea common shares equal to the number of Defiance common shares issuable under such Defiance warrant divided by 5.25 at an exercise price per Rio Narcea common share equal to the exercise price per Defiance common share of such Defiance warrant multiplied by 5.25.

The following weighted average assumptions were used for the valuation of the Defiance warrants: 1.6 years expected term, 55% volatility, 2.8% interest rate and an expected dividend yield of 0%. The fair value of the instruments amounted to $2,439.

The following is a continuity schedule of Defiance warrants (the number of warrants is divided by 5.25 and exercise price is multiplied by 5.25):

Average
Options and exercise
warrants Amount price
000 $ CDN$

Balance, December 31, 2003 — — —
Acquisition of Defiance – non-cash 6,661 2,439 3.96
Warrants expired (39) (2) 3.36
Balance, December 31, 2004 6,622 2,437 3.96
Warrants expired (2,503) (651) 4.13
Balance, December 31, 2005 4,119 1,786 3.86
Warrants expired (4,119) (1,786) 3.86
Balance, December 31, 2006 — — —

Common share purchase options related to debt

The following is a continuity schedule of common share purchase options related to debt:

Average
exercise
Options Amount price
000 $ CDN$ (a)

Balance, December 31, 2003 3,500 973 1.29
Options granted – cash 3,497 2,656 1.72
Balance, December 31, 2004 6,997 3,629 1.46
Options exercised (1,754) (474) 1.18
Balance, December 31, 2005 5,243 3,155 1.50
Options exercised (2,250) (880) 1.25
Balance, December 31, 2006 2,993 2,275 1.66

(a)  Exercise prices are denominated in US$ and are converted to CDN$ by applying the exchange rate prevailing on December 31 of each respective year end.

On March 23, 2004, the Company issued 3.50 million common share purchase options to Investec and Macquarie in relation to a drawdown under the facilities granted by these banks for the financing of the Aguablanca mine (refer to note 8). These common share purchase options have an exercise price of $1.43 (CDN$1.66) and will expire on August 21, 2008.

On October 26, 2005, 1.75 million share purchase options that had been previously issued to Deutsche Bank under its credit agreement (refer to note 8) were exercised into 1.75 million common shares for gross proceeds to the Company of $1,750. In addition, 3,251 share purchase options that had been previously issued to Investec and Macquarie under their credit agreement (refer to note 8) were exercised into 3,251 common shares for gross proceeds of $4. Accrued expenses as at the date of each exercise amounted to $474 and were accounted as additional capital stock.

On October 17, 2006, 1.75 million share purchase options that had been previously issued to Deutsche Bank under its credit agreement (refer to note 8) were exercised into 1.75 million common shares for gross proceeds to the Company of $1,750. In addition, on October 24, 2006, 0.5 million share purchase options that had been previously issued to Investec and Macquarie under their credit agreement (refer to note 8) were exercised into 0.5 million common shares for gross proceeds of $715. Accrued expenses as at the date of each exercise amounted to $880 and were accounted as additional capital stock.

Common share purchase options related to debt outstanding as at December 31, 2006 are summarized as follows:

Number of Number of Weighted
options options Exercise average Accounted
outstanding vested price remaining life value
000 000 CDN$ (a) Years US$

2,993 2,993 1.66 1.6 2,275
2,993 2,993 1.66 1.6 2,275

(a)  Exercise prices are denominated in US$ and are converted to CDN$ by applying the exchange rate prevailing on December 31, 2006.

Funds that would be received by the Company if all the common share purchase options related to debt outstanding as at December 31, 2006 were exercised, would amount to $4,280.

Maximum shares

The following table presents the maximum number of shares that would be outstanding if all of the outstanding options and warrants issued and outstanding as at December 31, 2006, were exercised or converted:

Number of shares
(000)

Common shares outstanding at December 31, 2006 164,083
Options to purchase common shares
Non-employee stock options and warrants 22,075
Common share purchase options related to debt 2,993
Employee stock options 5,387
194,538

Net income (loss) per common share

The computation of basic and diluted income (loss) per common share is as follows:

2006 2005 2004

Basic income (loss) per common share computation
Numerator:
Net income (loss) $ 70,731 $ (42,125) $ (44,445)
Net income (loss) applicable to common shares $ 70,731 $ (42,125) $ (44,445)
Denominator
Weighted average common shares outstanding (000) 161,184 158,153 124,258
Total 161,184 158,153 124,258
Basic income (loss) per common share $ 0.44 $ (0.27) $ (0.36)

Diluted income (loss) per common share computation
Numerator:
Net income (loss) $ 70,731 $ (42,125) $ (44,445)
Net income (loss) applicable to common shares,
assuming dilution $ 70,731 $ (42,125) $ (44,445)
Denominator
Weighted average common shares outstanding (000) 161,184 158,153 124,258
Dilutive effect of:
Non-employee stock options and warrants (000) — — —
Special warrants (000) — — —
Common share purchase options related to debt (000) 1,662 — —
Employee stock options (000) 764 — —
Total (000) 163,610 158,153 124,258
Diluted income (loss) per common share $ 0.43 $ (0.27) $ (0.36)

There are no securities that could potentially dilute basic income (loss) per share in the future and that were not included in the computation of diluted income (loss) per share.

12. EMPLOYEE STOCK OPTIONS

On May 18, 2005, the Annual and Special Meeting of Shareholders approved the adoption of a new employee stock option plan (the “2005 ESOP”). Under the 2005 ESOP, which will be administered by the Board of Directors, stock options may be granted to employees, officers, directors and consultants of the Company or subsidiaries. The exercise price per share is not to be less than the volume weighted average trading price of the common shares for the five trading days immediately preceding the day the option is granted. The option term may not exceed ten years and may be subject to vesting requirements.

The aggregate maximum number of shares available for issuance from treasury under the 2005 ESOP and all of the Company’s other security based compensation arrangements is 10% of the Company’s issued and outstanding shares as at the date of grant of an option, of which 0.13 million have been issued upon exercise of these options as at December 31, 2006 (2005 – nil).

On November 5, 1996, the Board of Directors had approved the 1996 employee stock option plan (the “1996 ESOP”), with terms and conditions similar to the above mentioned 2005 ESOP. The maximum number of common shares that may be reserved for issuance under the 1996 ESOP is 7.0 million, of which 3.5 million common shares have been issued upon exercise of these options as at December 31, 2006 (2005 – 2.29 million). No more options can be granted under the 1996 ESOP after the approval date of the 2005 ESOP.

In June 1994, the Board of Directors had approved the 1994 employee stock option plan (the “1994 ESOP”), with terms and conditions similar to the above mentioned 2005 ESOP. The maximum number of common shares that may be reserved for issuance under the 1994 ESOP is 3.0 million, of which 2.39 million common shares have been issued upon exercise of these options as at December 31, 2006 (2005 – 1,64 million). No more options can be granted under the 1994 ESOP after the approval date of the 2005 ESOP.

On September 3, 2004, the Company issued 0.81 million employee stock options (“Replacement options”) that replace the previously existing employee stock options granted by Defiance (refer to note 1). No replacement options have been exercised in 2006 or 2005. The following weighted average assumptions were used in 2004 for the valuation of the Replacement options: 3.8 years expected term, 77% volatility, 3.9% interest rate and an expected dividend yield of 0%. The fair value of the instruments amounted to $948.

The following is a continuity schedule of options outstanding:

Weighted
Number of average exercise
options Amount price
000 $ CDN$

Balance, December 31, 2003 6,100 6,223 2,23
Options granted (acquisition of Defiance) 806 948 2.96
Expenses accrued — 2,105 —
Options exercised (664) (1,049) 1.70
Options expired (190) (232) 3.02
Balance, December 31, 2004 6,052 7,995 2.36
Options granted 870 — 1.78
Expenses accrued — 1,264 —
Options exercised (114) (48) 0.80
Options expired (635) (788) 2.54
Balance, December 31, 2005 6,173 8,423 2,29
Options granted 2,025 — 2.15
Expenses accrued — 1,654 —
Options exercised (2,090) (3,631) 1.70
Options expired (721) (915) 2.65
Balance, December 31, 2006 5,387 5,531 2.41

Funds that would be collected by the Company if all the employee stock options outstanding as at December 31, 2006 were exercised, would amount to $11,189.

Stock options outstanding as at December 31, 2006 are summarized as follows:

Options outstanding Options vested
Weighted Weighted
Number of average Number of average
Exercise options remaining options remaining
price outstanding life vested life
CDN$ 000 Years 000 Years

Directors 1.64 100 3.8 67 3.8
1.86 100 4.5 33 4.5
2.00 170 1.9 170 1.9
2.05 200 1.1 200 1.1
2.08 200 4.2 — —
2.40 525 4.7 175 4.7
2.63 34 1.5 34 1.5
3.60 390 2.0 390 2.0
5.88 19 0.5 19 0.5
2.52 1,738 3.2 1,088 2.4

Officers 1.00 50 2.2 50 2.2
1.81 275 3.3 92 3.3
2.05 354 1.1 354 1.1
2.08 550 4.2 — —
3.60 238 2.0 238 2.0
2.23 1,467 2.9 734 1.7

Other 0.68 100 0.1 100 0.1
employees 1.81 190 0.4 64 0.4
1.81 50 0.2 — —
2.00 75 1.0 75 1.0
2.00 160 0.4 160 0.4
2.05 261 1.1 261 1.1
2.05 100 0.4 100 0.4
2.08 400 4.2 — —
2.63 25 1.7 25 1.7
2.63 52 1.6 52 1.6
2.63 172 1.5 172 1.5
2.94 2 0.0 2 0.0
3.31 38 2.1 38 2.1
3.60 530 2.0 530 2.0
3.60 27 1.0 27 1.0
2.45 2,182 1.7 1,606 1.3
Total 2.41 5,387 2.5 3,428 1.7

Of the total number of options reflected in the foregoing table, 0.31 million relate to the 1994 ESOP, 2.86 million relate to the 1996 ESOP, 1,88 million relate to the 2005 ESOP and 0.34 million relate to the replacement options issued in relation to the acquisition of Defiance.

The fair value of each option grant is estimated at the date of grant using the Black-Scholes-Merton option pricing model. The estimated fair value of the options is amortized over the options’ respective vesting periods.

The following weighted average assumptions have been used for the fiscal years 2006 and 2005: 5.0 years expected term, 63% and 70% volatility, respectively, 5.2% and 4.0% interest rate, respectively, and an expected dividend yield of 0%.  No options were granted under the 1994 and 1996 ESOP during the year ended December 31, 2004. The fair value of options granted in the years ended December 31, 2006, 2005 and 2004 under the 1994, 1996 and 2005 ESOP was $2,213, $765 and nil, respectively. The cost of stock-based compensation for each of the years in the three year period ended December 31, 2006, was $1,654, $1,264 and $2,105, respectively.

13.

CUMULATIVE FOREIGN EXCHANGE TRANSLATION ADJUSTMENT

Unrealized foreign exchange translation adjustment, which arise on the translation to U.S. dollar of assets and liabilities of the Company’s foreign operations whose functional currency is not the U.S. dollar, resulted in an unrealized currency translation gain of $12,076 for the year ended December 31, 2006, primarily due to the strengthening of the Euro against the U.S. dollar ($11,018 unrealized loss during 2005). Exchange rates between Euro and U.S. dollar as at December 31, 2006, 2005 and 2004 were $1.317, $1.180 and $1.362, respectively.

Details of the cumulative foreign exchange transaction adjustment (“CTA”) are as follows:

Amount
$
CTA as at December 31, 2004	11,290
Unrealized exchange differences from European subsidiaries	(11,159)
Unrealized exchange differences from Honduran subsidiary	141
CTA as at December 31, 2005	272
Unrealized exchange differences from European subsidiaries Unrealized exchange differences from Honduran subsidiary	12,076 —
CTA as at December 31, 2006	12,348

14. TAXES

Income tax

The Company’s income tax (expense) benefit is as follows:

2006 2005 2004
$ $ $

Current income tax (expense) benefit (593) (30) —
Future income tax (expense) benefit resulting
from increase in tax rate — (1,201) —
Future income tax (expense) benefit resulting
from decrease in tax rate (3,349) — —
Future income tax (expense) benefit relating
to the recognition of previously unrecognized
tax losses and temporary differences 36,279 — —
Future income tax (expense) benefit relating
to the origination and reversal of
temporary differences (11,108) (1,174) —
Income tax (expense) benefit charged directly
to cumulative translation adjustment (824) — —
Income tax (expense) benefit 20,405 (2,405) —

Significant components of the Company's future tax assets and liabilities as at December 31, 2006 and 2005 are as follows:

2006 2005
$ $

Future income tax assets-
Tax value of mineral properties exceeding accounting value 8,062 21,400
Provision for site restoration 1,157 957
Share issue costs 1,034 1,608
Derivatives marked-to-market 9,017 6,558
Non-capital loss carryforwards
Canada 9,605 11,776
Honduras 2,424 2,184
Spain 15,472 6,884
Other 5 —
Deductions carried forward 2,950 2,641
Expenses deductible when paid 222 1,346
Other 58 —
50,006 55,354

Future income tax liabilities-
Accounting value of mineral properties exceeding tax value (4,563) (7,179)
Foreign exchange (37) (290)
Accounting value of participations in group companies
exceeding tax value (12,119) —
Other — (141)
(16,719) (7,610)

Future tax assets, net of offsetting liabilities 36,515 54,923
Valuation allowance for future tax assets (18,644) (54,923)
Total future income tax assets, net 17,871 —
Less - Current portion of future income tax assets, net (5,012) —
12,859 —

Future income tax liabilities, exclusive of offsetting liabilities (3,228) (7,179)
Less - Current portion of future income tax liabilities, net — —
(3,228) (7,179)

The Company has $51,573 of tax loss carryforwards reported from its Spanish operations as at December 31, 2006 and incurred from 1998 to 2004 that expire in fifteen years after the date incurred (2005 – $19,668; 2004 – $3,420). In addition, the Company has $26,558 (2005 – $32,603; 2004 - $27,985) of tax loss carryforwards reported from its Canadian operations and incurred from 1999 to 2006 that expire in twenty years after the date incurred (seven years for tax losses incurred between 1999 to 2004 and ten years for tax losses incurred in 2005).

Due to the uncertainty regarding the ultimate utilization of some of the net operating loss carryforwards and other tax assets, the Company has recorded a valuation allowance of $18,645 as at December 31, 2006 (2005 – $54,923).

The reconciliation of income tax attributable to operations computed at the statutory tax rates to income tax (expense) benefit is as follows:

2006 2005 2004
$ $ $

Income tax (expense) benefit
at statutory rates (18,167) 14,442 16,054
Change in net future income tax assets’
valuation allowance 39,070 (15,446) (18,266)
Foreign tax rate differentials 2,830 2,101 727
Changes in foreign tax rates (3,349) (1,201) —
Share issuance costs deductible
for tax purposes — 577 1,485
Non-deductible expenses (184) (410) —
Depletion allowance 6,884 1,616 —
Effect of exchange rate variations — (3,274) —
Changes in estimates (5,927) — —
Other (753) (809) —
Income tax (expense) benefit reported 20,405 (2,405) —

Taxes receivable

Taxes receivable consist of:

2006 2005
$ $

Value added tax (“VAT”) 2,514 3,733
Income taxes 82 —
Other 39 99
2,635 3,832

No matters that might affect the recoverability of these balances have been identified to date.

15. DERIVATIVE FINANCIAL INSTRUMENTS

The return on the Company's investments will partly depend on fluctuations in gold, nickel, copper and other commodity prices, exchange rates and on the derivative financial instruments arranged by the Company as part of its debt financing arrangements.

On January 1, 2004, the Company de-designated the hedging relationship of all the derivative financial instruments existing at that time and, as such, derivative financial instruments have been marked to market starting on that date. The difference between book value and fair value on January 1, 2004, which amounted to negative $5,384, was recorded as Deferred derivative loss and Current portion of deferred derivative loss, and were amortized to Sales – Gold operations during the term of the derivatives, whose final maturity was on December 31, 2006.

Under the terms of the credit agreement signed with Macquarie in June 2006 (refer to note 8) on June 30, 2006, the Company has entered into a zero-cost collar for 280,000 ounces of gold, with prices between $600 and $795 per ounce and maturities as follows: 2007 – 38,000 ounces, 2008 – 64,000 ounces, 2009 – 62,000 ounces, 2010 – 44,000 ounces, 2011 - 66,000 ounces, and 2012 – 6,000 ounces. This collar is not subject to margin calls.

The detail of the derivative financial instruments outstanding as at December 31, 2006, is as follows:

Transaction Underlying Asset Term Amount Exercise price

December 31, 2006
Purchase of put options Gold 2007 – 2012 280,000 oz. $600/oz.
Sale of call options Gold 2007 – 2012 280,000 oz. $795/oz.
Sale of forwards Copper 2007 – 2008 7,456 Tn. €1,853/Tn.
Sale of forwards US $2007 – 2008 8,996$ $1.22/Euro

During 2006, the detail of derivatives that have matured is as follows (except derivatives that matured “out of the money”):

Weighted-
average Weighted-
Underlying exercise average
Maturity date asset Amount price spot price

Year 2006
Sale of forwards Gold 7,751 oz. $301/oz. $606/oz.
Calls sold Gold 4,776 oz. $365/oz. $625/oz.
Calls purchased Gold 4,776 oz. $365/oz. $625/oz.
Calls sold Gold 61,354 oz. €405/oz. €483/oz.
Calls purchased Gold 61,354 oz. €405/oz. €483/oz.
Sale of forwards Copper 4,544 Tn. €1,853/Tn. €5,389/Tn.
Sale of forwards US$ 3,544 $ $1.22/Euro $1.26/Euro

As at December 31, 2006, the details of the different assets and liabilities recorded in the consolidated balance sheet in respect of derivative transactions are as follows (refer to notes 7, 9 and 10):

Deferred
derivative Change in
loss fair value
charged during
December 31, to the December 31,
2005 expenses period 2006
$ $ $ $

Other current assets (note 7) 4,230 — (3,594) 636
Other assets (note 7) 5 — 457 462
Accounts payable and
accrued liabilities (note 9) (14,858) — (1,451) (16,309)
Other long-term
liabilities (note 10) (8,471) — (10,347) (18,818)
(19,094) — (14,935) (34,029)

Current portion of
deferred expenses 2,339 (2,339) — —
2,339 (2,339) — —
(16,755) (2,339) (14,935) (34,029)

As at December 31, 2005, the details of the different assets and liabilities recorded in the consolidated balance sheet in respect of derivative transactions are as follows (refer to notes 7, 9 and 10):

Deferred
derivative Change in
loss fair value
charged during
December 31, to the December 31,
2004 expenses period 2005
$ $ $ $

Other current assets (note 7) 1,872 — 2,358 4,230
Other assets (note 7) 3,287 — (3,282) 5
Accounts payable and
accrued liabilities (note 9) (4,003) — (10,855) (14,858)
Other long-term
liabilities (note 10) (2,083) — (6,388) (8,471)
(927) — (18,167) (19,094)

Current portion of
deferred expenses 1,984 355 — 2,339
Deferred expenses 2,339 (2,339) — —
4,323 (1,984) — 2,339
3,396 (1,984) (18,167) (16,755)

The change in the fair value of the derivatives during the year ended December 31, 2006, which amounted to unrealized losses of $14,935 (2005 - $18,167), is recorded as Derivatives loss in the consolidated statements of operations and deficit. In addition, the Company recorded realized losses of $22,858 upon maturity of derivative financial instruments during 2006 (2005 - $7,107).

Fair value of derivative financial instruments

Fair value represents the amount at which financial instruments could be exchanged in an arm's length transaction between willing parties under no compulsion to act and is best evidenced by a quoted market price.

The calculation of fair values is based on market conditions at a specific point in time and may not be reflective of future fair values.

The following table presents the fair value, which equals the book value, of derivative financial instruments at December 31, 2006:

Underlying Exercise Fair value /
Transaction asset price book value
$

December 31, 2006
Purchase of put options Gold $600/oz. 6,205
Sale of call options Gold $795/oz. (14,137)
Sale of forwards Copper €1,853/Tn. (26,878)
Sale of forwards US$ $1.22/Euro 781
(34,029)

16. SEGMENT INFORMATION

The Company is engaged in the exploration and development of mineral properties. The Company has identified three main operating segments for purposes of internal reporting: Aguablanca nickel mine, Tasiast gold project and El Valle and Carlés gold mines. The Company includes an additional segment, corporate and regional exploration, for purposes of reporting. This fourth segment includes all other activities not being within the three main operating segments.

Statements of Operations

Year ended December 31,2006
Corporate and
Regional
Aguablanca Tasiast El Valle Exploration Consolidated
$ $ $ $ $

REVENUES
Sales – Gold operations — — 40,822 — 40,822
Sales – Gold operations –
Nalunaq ore — — 39,000 — 39,000
Sales – Nickel operations 145,872 — — — 145,872
145,872 — 79,822 — 225,694

EXPENSES
Cost of sales – Gold operations — — (27,413) — (27,413)
Cost of sales – Gold
operations – Nalunaq ore — — (40,130) — (40,130)
Cost of sales – Nickel operations (40,922) — — — (40,922)
Depreciation and amortization
expenses (8,397) (186) (6,552) (299) (15,434)
Exploration costs — — (1,442) (3,463) (4,905)
Administrative and corporate
expenses (1,683) (696) (1,542) (4,314) (8,235)
Accrual for closure of El Valle
and Carlés — — (971) — (971)
Other income (expense) (496) (712) 248 (224) (1,184)
Interest income 376 811 1,314 289 2,790
Foreign currency exchange
gain (loss) (911) 705 (420) 1,255 629
Interest expense and
amortization of financing fees (215) — (159) (1,456) (1,830)
Derivatives loss (28,814) (7,933) (1,046) — (37,793)
(81,062) (8,011) (78,113) (8,212) (175,398)
Income (loss) before income tax 64,810 (8,011) 1,709 (8,212) 50,296
Income tax benefit 7,470 3,396 4,186 5,353 20,405
Net income (loss) before
non-controlling interest 72,280 (4,615) 5,895 (2,859) 70,701
Non-controlling interest — — — 30 30
Net income (loss) 72,280 (4,615) 5,895 (2,829) 70,731
Year ended December 31,2005
Corporate and
Regional
Aguablanca Tasiast El Valle Exploration Consolidated
$ $ $ $ $

REVENUES
Sales – Gold operations — — 34,720 — 34,720
Sales – Gold operations –
Nalunaq ore — — 22,856 — 22,856
Sales – Nickel operations 47,924 — — — 47,924
47,924 — 57,576 — 105,500

EXPENSES
Cost of sales – Gold operations — — (33,881) — (33,881)
Cost of sales – Gold
operations – Nalunaq ore — — (23,141) — (23,141)
Cost of sales – Nickel operations (24,257) — — — (24,257)
Depreciation and amortization
expenses (6,145) (23) (1,060) (334) (7,562)
Exploration costs — — (459) (5,204) (5,663)
Administrative and corporate
expenses (2,067) — (2,034) (5,217) (9,318)
Accrual for closure of El Valle
and Carlés — — (4,058) — (4,058)
Other income (expense) (459) 12 (49) (206) (702)
Interest income 137 — 74 793 1,004
Foreign currency exchange
gain (loss) (4,438) 78 (952) (6,270) (11,582)
Interest expense and
amortization of financing fees (234) 16 (811) (20) (1,049)
Derivatives loss (23,743) — (1,531) — (25,274)
(61,206) 83 (67,902) (16,458) (145,483)
Income (loss) before income tax (13,282) 83 (10,326) (16,458) (39,983)
Income tax expense — (2,375) — (30) (2,405)
Net loss before
non-controlling interest (13,282) (2,292) (10,326) (16,488) (42,388)
Non-controlling interest — — — 263 263
Net loss (13,282) (2,292) (10,326) (16,225) (42,125)

Year ended December 31,2004
Corporate and
Regional
Aguablanca Tasiast El Valle Exploration Consolidated
$ $ $ $ $

REVENUES
Sales – Gold operations — — 47,783 215 47,998
Sales – Gold operations –
Nalunaq ore — — 20,505 — 20,505
— — 68,288 215 68,503

EXPENSES
Cost of sales – Gold operations — — (41,254) (866) (42,120)
Cost of sales – Gold
operations – Nalunaq ore — — (19,956) — (19,956)
Depreciation and amortization
expenses (414) — (10,045) (37) (10,496)
Exploration costs (202) — (684) (5,753) (6,639)
Administrative and corporate
expenses (911) — (2,119) (3,931) (6,961)
Other income (expense) (414) 137 (610) 649 (238)
Write-down of mineral properties — — (28,388) — (28,388)
Interest income 348 — 225 250 823
Foreign currency exchange
gain (loss) 3,611 (254) (16) 1,166 4,507
Interest expense and
amortization of financing fees (454) — (1,217) (5) (1,676)
Derivatives loss (479) — (1,325) — (1,804)
1,085 (117) (105,389) (8,527) (112,948)
Income (loss) before income tax 1,085 (117) (37,101) (8,312) (44,445)
Income tax (expense) benefit — — — — —
Net income (loss) before
non-controlling interest 1,085 (117) (37,101) (8,312) (44,445)
Non-controlling interest — — — — —
Net income (loss) 1,085 (117) (37,101) (8,312) (44,445)

Balance Sheets

As at December 31, 2006
Corporate and
Regional
Aguablanca Tasiast El Valle Exploration Consolidated
$ $ $ $ $

ASSETS
Current
Cash and cash equivalents 40,135 21,358 10,702 7,579 79,774
Restricted cash 2,189 — 54 124 2,367
Inventories and stockpiled ore 9,242 158 4,376 49 13,825
Accounts receivable and
other current assets 8,838 747 2,423 1,482 13,490
Current portion future
Income taxes 4,781 — 222 9 5,012
Total current assets 65,185 22,263 17,777 9,243 114,468
Mineral properties, net 89,635 120,525 1,631 15,483 227,274
Other assets 885 2,021 253 570 3,729
Long-term investments in
traded securities — — — 29,531 29,531
Future income taxes 3,086 — 4,168 5,605 12,859
158,791 144,809 23,829 60,432 387,861

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Short-term bank debt
and accrued interest and current
portion of long-term debt 36 8,000 91 22,176 30,303
Accounts payable and
accrued liabilities 36,439 5,639 10,068 1,872 54,018
Total current liabilities 36,475 13,639 10,159 24,048 84,321
Other long-term liabilities 12,402 8,249 4,639 1,003 26,293
Long-term debt 6,854 34,500 118 266 41,738
Future income tax liabilities — 3,228 — — 3,228
Total liabilities 55,731 59,616 14,916 25,317 155,580

Non-controlling interest — — — 347 347

Shareholders' equity and
intercompany debt 103,060 85,193 8,913 34,768 231,934
158,791 144,809 23,829 60,432 387,861

Supplemental information
Expenditures on mineral properties 12,192 54,273 175 692 67,332
Acquisition of long-term investments
in traded securities — — — 29,531 29,531
Disposal of long-term investments
in traded securities — — (2,419) — (2,419)

As at December 31, 2005
Corporate and
Regional
Aguablanca Tasiast El Valle Exploration Consolidated
$ $ $ $ $

ASSETS
Current
Cash and cash equivalents 11,592 96 12,363 29,573 53,624
Restricted cash 1,941 — 58 192 2,191
Inventories and stockpiled ore 3,184 — 10,971 88 14,243
Accounts receivable and
other current assets 6,726 20 6,757 2,317 15,820
Current portion of deferred
derivative loss — — 2,339 — 2,339
Total current assets 23,443 116 32,488 32,170 88,217
Mineral properties, net 77,840 60,467 5,332 13,509 157,148
Other assets 2,257 — 254 280 2,791
Long-term investments in
traded securities — — 1,062 — 1,062
103,540 60,583 39,136 45,959 249,218

LIABILITIES AND SHAREHOLDERS' EQUITY

Current
Short-term bank debt
and accrued interest and current
portion of long-term debt 11,421 — 6,187 315 17,923
Accounts payable and
accrued liabilities 23,697 585 24,104 2,982 51,368
Total current liabilities 35,118 585 30,291 3,297 69,291
Other long-term liabilities 10,029 — 3,215 1,295 14,539
Long-term debt 15,373 — 201 408 15,982
Future income tax liabilities — 7,179 — — 7,179
Total liabilities 60,520 7,764 33,707 5,000 106,991

Non-controlling interest — — — 333 333

Shareholders' equity and
intercompany debt 43,020 52,819 5,429 40,626 141,894
103,540 60,583 39,136 45,959 249,218

Supplemental information
Expenditures on mineral properties 13,569 8,694 5,009 1,580 28,852
Acquisition of long-term investments
in traded securities — — 1,164 — 1,164

Statements of Cash Flows

Year ended December 31, 2006

Corporate and
Regional
Aguablanca Tasiast El Valle Exploration Consolidated
$ $ $ $ $

Cash provided by (used in)
operating activities 79,681 (103) 5,311 (7,503) 77,386
Cash provided by (used in)
investing activities (8,912) (54,273) 2,321 (30,140) (91,004)
Cash provided by (used in)
financing activities and
intercompany transactions (41,401) 76,190 (10,867) 14,592 38,514
Foreign exchange gain (loss) on
cash and cash equivalents
held in foreign currency (826) (551) 1,575 1,056 1,254
Net increase (decrease) in cash
and cash equivalents during
the year 28,542 21,263 (1,660) (21,995) 26,150
Cash and cash equivalent,
beginning of year 11,592 95 12,363 29,574 53,624
Cash and cash equivalent,
end of year 40,134 21,358 10,703 7,579 79,774

Year ended December 31, 2005

Corporate and
Regional
Aguablanca Tasiast El Valle Exploration Consolidated

Cash provided by (used in)
operating activities 17,027 184 1,132 (9,378) 8,965
Cash used by investing activities (8,054) (8,694) (5,242) (1,962) (23,952)
Cash provided by (used in)
financing activities and
intercompany transactions (9,631) 8,563 4,443 (9,528) (6,153)
Foreign exchange loss on
cash and cash equivalents
held in foreign currency (64) (43) (719) (6,299) (7,125)
Net increase (decrease) in cash
and cash equivalents during
the year (722) 10 (386) (27,167) (28,265)
Cash and cash equivalent,
beginning of year 12,314 85 12,749 56,741 81,889
Cash and cash equivalent,
end of year 11,592 95 12,363 29,574 53,624

Year ended December 31, 2004
Corporate and
Regional
Aguablanca Tasiast El Valle Exploration Consolidated
$ $ $ $ $

Cash provided by (used in)
operating activities (2,378) (105) 19,218 (7,857) 8,878
Cash used by investing activities (42,327) — (9,021) (3,862) (55,210)
Cash provided by (used in)
financing activities and
intercompany transactions 50,021 190 (7,397) 46,099 88,913
Foreign exchange gain on
cash and cash equivalents
held in foreign currency 1,825 — 3,168 1,453 6,446
Net increase in cash and cash
equivalents during the year 7,141 85 5,968 35,833 49,027
Cash and cash equivalent,
beginning of year 5,172 — 6,781 20,909 32,862
Cash and cash equivalent,
end of year 12,313 85 12,749 56,742 81,889

All operating revenues have been obtained through the wholly owned subsidiaries RNGMSL and RNRSA by its Spanish operations. The main countries in which mineral properties of the Company are located, based on the net book values as at December 31, 2006, are Spain (47%) and Mauritania (53%) compared to Spain (62%) and Mauritania (38%) as at December 31, 2005 (65% and 35%, respectively, as at December 31, 2004).

17.

SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Company's consolidated financial statements are prepared in accordance with Canadian GAAP, which differ in some respects from U.S. GAAP, as described below.

(a) Derivative financial instruments

The Company uses derivative financial instruments to manage exposure to fluctuations in metal prices and foreign currency exchange rates.

Under Canadian GAAP, gains and losses on these contracts were accounted for as a component of the related hedged transaction until December 31, 2003. In 2003, the Canadian Institute of Chartered Accountants (“CICA”) finalized amendments to Accounting Guideline AcG-13, “Hedging Relationships” that clarified certain of the requirements in AcG-13 and provided additional application guidance. AcG-13 is applicable for the Company’s 2004 fiscal year. As a result of AcG-13, the Company has marked to market under Canadian GAAP its derivative financial instruments beginning January 1, 2004.

For periods up to and including December 31, 2000, gains and losses on these contracts were also accounted for as a component of the related hedged transaction under U.S. GAAP. Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133 (“FAS 133”), “Accounting for Derivative Instruments and Hedging Activities,” as amended, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. FAS 133 requires a company to recognize all of its derivative instruments, whether designated in hedging relationships or not, on the balance sheet at fair value. The accounting for changes in the fair value (i.e. gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship. FAS 133 establishes certain criteria to be met in order to designate a derivative instrument as a hedge and to deem a hedge as effective.

The Company has not implemented a new treasury management system that complies with the documentation requirements for hedge accounting under FAS 133. As a result, for the three years ended December 31, 2006, the Company's derivative portfolio is not eligible for hedge accounting despite the fact that management considers its portfolio to be an effective risk management tool and an economic hedge of its future US$ denominated gold and copper sales.

Accordingly, for purposes of reconciling to U.S. GAAP, the Company recorded a credit to income of $2,771 in the year ended December 31, 2006 (2005 – $2,148; 2004 – $1,137).

Upon adoption of FAS 133, the Company recorded a net cumulative adjustment to other comprehensive loss of $3,957 as at January 1, 2001. This adjustment includes an amount that represents the negative fair value of the purchased put and written call options outstanding as at January 1, 2001, of $657. Of this amount, $432, $164, $76, $197 and $36 were credited to income and $1,563 was charged to income during 2006, 2005, 2004, 2003, 2002 and 2001, respectively. In addition, the net cumulative adjustment to other comprehensive loss includes a separately recorded deferred gain on settlement of a past put and call option structure of $4,614. Of this amount, $2,307 was credited to income during each of 2002 and 2001. The Company’s derivative financial instruments were limited to purchase put and written call options on future gold sales. These derivative financial instruments were designated in a hedging relationship that addressed the cash flow exposure of forecasted gold sales, therefore, the transition adjustment has been recorded as a cumulative adjustment to other comprehensive loss.

(b)

Comprehensive income

U.S. GAAP requires the disclosure of all components of comprehensive income. Comprehensive income is defined as the change in shareholders' equity of a business enterprise during a period resulting from transactions and other events and circumstances arising from non-owner sources.

As noted in the table below, the Company recorded cumulative translation adjustments (“CTA”) in comprehensive income. CTA arises from the translation of the accounts of its European and Honduran subsidiaries for which the functional currency is the Euro and Lempira, respectively, to the Company's reporting currency of U.S. dollars. In addition, the Company recorded a cumulative adjustment to comprehensive income at January 1, 2001, for the change in derivative financial instrument accounting.

(c)

Stripping costs

In March 2005, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 04-6, Accounting for Stripping Costs Incurred during Production in the Mining Industry. In the mining industry, companies may be required to remove overburden and other mine waste materials to access mineral deposits. The EITF concluded that the costs of removing overburden and waste materials, often referred to as “stripping costs”, incurred during the production phase of a mine are variable production costs that should be included in the costs of the inventory produced during the period that the stripping costs are incurred. Issue No. 04-6 is effective for the first reporting period in fiscal years beginning after December 15, 2005, with early adoption permitted. The early adoption of this statement by the Company had no impact on our results of operations or financial position.

(d)

Long-term investments

Under Canadian GAAP, the Company records its long-term investments using the cost method. In addition, if there is a loss other than temporary, the investment is written down to recognize the loss. However, under U.S. GAAP, long-term investments are recognized at market value, with any variations recognized in other comprehensive income, except if there is a loss other than temporary, which is directly recognized as a loss. For purposes of reconciling to U.S. GAAP, the Company has recorded a charge to other comprehensive income (loss) of $1,878 in the year ended December 31, 2006 (2005 – nil; 2004 – nil).

(e)

The following tables present net income (loss), comprehensive income (loss) and income (loss) per common share information following U.S. GAAP:

2006 2005 2004
$ $ $

Net income (loss) under Canadian GAAP 70,731 (42,125) (44,445)
Adjustments
Derivative financial instruments (section (a)) 2,771 2,148 1,137
Net income (loss) under U.S. GAAP 73,502 (39,977) (43,308)
Other comprehensive income (loss)
Foreign currency translation (section (b)) 12,076 (11,018) 6,098
Derivative financial instruments realized
in net income (loss) (section (a)) (432) (164) (76)
Long-term investments (section (d)) (1,878) — —
9,766 (11,182) 6,022
Comprehensive income (loss) under U.S. GAAP 83,268 (51,159) (37,286)

Income (loss) per common share under U.S. GAAP
Basic 0.46 (0.25) (0.35)
Diluted 0.45 (0.25) (0.35)

(f)

The following tables indicate the significant items in the consolidated balance sheets as at December 31, 2006 and 2005 that would have been affected had the consolidated financial statements been prepared under U.S. GAAP:

December 31, 2006
Derivative Foreign Long-
financial currency term
Canadian instruments translation investments U.S.
GAAP (a) (b) (d) GAAP
$ $ $ $ $

Long-term investments in
traded securities 29,531 — — (1,878) 27,653
Accumulated other comprehensive
(income) loss — — (12,348) 1,878 (10,470)
Cumulative foreign exchange
translation adjustment (12,348) — 12,348 — —

December 31, 2005
Derivative Foreign
financial currency
Canadian instruments translation U.S.
GAAP (a) (b) GAAP
$ $ $ $

Current portion of deferred derivative loss 2,339 (2,339) — —
Deficit 122,670 2,771 — 125,441
Accumulated other comprehensive
(income) loss — (432) (272) (704)
Cumulative foreign exchange
translation adjustment (272) — 272 —

(g)

There would be no differences in total cash provided by or used in operating, investing or financing cash flows in the consolidated statement of cash flows for each of the years in the three-year period ended December 31, 2006, under U.S. GAAP.

(h)

New accounting standards

Under Staff Accounting Bulletin 74, the Company is required to disclose certain information related to new accounting standards which have not yet been adopted due to delayed effective dates.

Canadian GAAP standards

Accounting policy changes in 2006

Abstract 160, “Stripping Costs Incurred in the Production Phase of a Mining Operation”

The Emerging Issues Committee of the CICA issued Abstract 160, “Stripping Costs Incurred in the Production Phase of a Mining Operation” which is effective for fiscal years on or after July 1, 2006. EIC 160 requires stripping costs to be accounted for as variable production costs to be included in the cost of inventory produced, unless the stripping activity can be shown to be a betterment of the mineral property, in which case the stripping costs would be capitalized. Betterment occurs when the stripping activity provides access to additional sources of reserves that will be produced in future periods that would not have otherwise been accessible in the absence of the stripping activity. The adoption of Abstract 160 did not have a significant impact on its Financial Statements in 2006.

Future accounting policy changes

Section 3855 “Financial Instruments – Recognition and Measurement”, Section 3865 “Hedges” and Section 1530 “Comprehensive Income”

The CICA has published three new accounting standards: Section 3855 “Financial Instruments – Recognition and Measurement”, Section 3865 “Hedges” and Section 1530 “Comprehensive Income” that are effective for fiscal periods beginning on or after October 1, 2006. These standards will apply to the Company in the fiscal year beginning on January 1, 2007.

These accounting standards introduce new requirements for the recognition and measurement of financial instruments, the application of hedge accounting and the reporting of comprehensive income that are designed to harmonize Canadian GAAP with U.S. GAAP and International Financial Reporting Standards.

The Financial Instruments section prescribes when a financial asset, liability or non-financial derivative is to be recognized in the balance sheet and the measurement of that amount. It also specifies how financial instrument gains and losses are to be presented. The Hedges standard is applicable for designated hedging relationships and builds on existing Canadian GAAP guidance by specifying how hedge accounting is applied. The Comprehensive Income section introduces new standards for presentation and disclosure of components of comprehensive income. These components include unrealized gains and losses on financial assets that will be held for sale, unrealized foreign currency translation amounts arising from self-sustaining foreign operations and changes in fair value of cash flow hedging instruments.

The Company is currently evaluating the impact of these new accounting pronouncements on its financial statements.

U.S. GAAP standards

Accounting policy changes in 2006

EITF No. 04-6, “Accounting for Stripping Costs Incurred during Production in the Mining Industry”

Under U.S. GAAP, in March 2005, the EITF reached a consensus on Issue No. 04-6, Accounting for Stripping Costs Incurred during Production in the Mining Industry. Issue No. 04-6 was effective for the first reporting period in fiscal years beginning after December 15, 2005, with early adoption permitted. The adoption of Issue No. 04-6 did not have a significant impact on its Financial Statements in 2006.

FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”)

On January 1, 2006, the Company adopted FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations (“FIN 47”). The adoption of FIN 47 did not have a material effect on its financial statements, and therefore a detailed discussion of this accounting change has not been included.

FAS 123R, Share-Based Payment (“FAS 123R”)

On January 1, 2006, the company adopted FAS 123R. Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.

Statement 123(R) permitted public companies to adopt its requirements using one of two methods:

•

“modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of Statement 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of Statement 123(R) that remain unvested on the effective date.

•

“modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate, based on the amounts previously recognized under Statement 123 for purposes of pro forma disclosures, either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

The company adopted Statement 123(R) using the modified-retrospective method.

Prior to January 1, 2006, the Company adopted the fair-value-based method of accounting for share-based payments using the retroactive restatement method described in FASB Statement No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure. The Company elected to retroactively adopt the amendment, with restatement of prior periods, effective January 1, 2004 for all employee stock options granted or modified by the Company since inception of the employee stock option plans in July 1994. Currently, the Company uses the acceptable option valuation model of Black-Scholes-Merton formula to estimate the value of stock options granted to employees upon the required adoption of Statement 123(R) on January 1, 2005.

In September 2006, the SEC released a letter on accounting for stock options. The letter addresses the determination of the grant date and measurement date for stock option awards. For the Company, the stock option grant date is the date when the details of the award, including the number of options granted by individual and the exercise price, are approved. The application of the principles in the letter issued by the SEC did not change the date that has been historically determined as the measurement date for stock option grants.

FAS 151, “Inventory Costs” (“FAS 151”)

On January 1, 2006, the Company adopted FAS 151. Under FAS 151, abnormal amounts of idle facility expense, freight, handling costs and wasted materials are recognized as current period charges rather than capitalized to inventory. FAS 151 also requires that the allocation of fixed production overhead to the cost of inventory be based on the normal capacity of production facilities. FAS 151 is applicable prospectively from January 1, 2006 and the Company has modified its inventory accounting policy consistent with its requirements. Under its modified accounting policy for inventory, production-type costs that are abnormal are excluded from inventory and charged directly to cost of sales. Interruptions to normal activity levels at a mine could occur for a variety of reasons, including equipment failures and major maintenance activities, strikes, power supply interruptions and adverse weather conditions. When such interruptions occur the Company evaluates the impact on the cost of inventory produced in the period and, to the extent the actual cost exceeds the cost based on normal capacity, the Company expenses any excess directly to cost of sales.

The adoption of FAS 151 did not have a significant impact on its financial statements in 2006.

Staff Accounting Bulletin No. 108, “Considering the effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”)

In September 2006, the SEC issued SAB 108. SAB 108 addresses the multiple methods used to quantify financial statement misstatements and evaluate the accumulation of misstatements. SAB 108 requires registrants to evaluate prior period misstatements using both a balance sheet approach (“iron curtain method”) and an income statement approach (“rollover method”). SAB 108 is effective for interim and annual periods ending after November 15, 2006. SAB 108 allows a onetime transitional cumulative effect adjustment to retained earnings as of January 1, 2006 for errors that were previously deemed not material, but would be material under the requirements of SAB 108. The Company has historically used the rollover method in quantifying potential financial statement misstatements. As required by SAB 108, the Company re-evaluated prior period immaterial misstatements using the iron curtain method. Based upon the result of our evaluation, the Company did not identify any material errors or misstatements that were previously deemed not material under the rollover approach. Going forward, the Company will apply both methods in quantifying potential financial statement errors and misstatements, as required by SAB 108.

Future accounting policy changes

FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN48”)

In June 2006, the FASB issued FIN 48. The interpretation has been developed because of diversity in practice for accounting for uncertain tax positions. Some entities record tax benefits for uncertain tax positions as they are filed on the income tax return, while others use either gain contingency accounting or a probability threshold.

Under the interpretation, an entity should presume that a taxing authority will examine all tax positions with full knowledge of all relevant information. Therefore, when evaluating a tax position for recognition and measurement, consideration of the risk of examination is not appropriate. In applying the provisions of the interpretation, there will be distinct recognition and measurement evaluations. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, based solely on the technical merits, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the appropriate amount of the benefit to recognize. The amount of benefit to recognize will be measured as the maximum amount which is more likely than not to be realized. The tax position should be derecognized in the first period when it is no longer more likely than not of being sustained. On subsequent recognition and measurement, the maximum amount which is more likely than not to be recognized at each reporting date will represent management’s best estimate given the information available at the reporting date, even though the outcome of the tax position is not absolute or final. Subsequent recognition, derecognition, and measurement should be based on new information. A liability for interest or penalties or both will be recognized as deemed to be incurred based on the provisions of the tax law, that is, the period for which the taxing authority will begin assessing the interest or penalties or both. The amount of interest expense recognized will be based on the difference between the amount recognized in accordance with this interpretation and the benefit recognized in the tax return. Under this interpretation, an entity will disclose its policy on the classification of interest and penalties and also disclose the reconciliation of the total amounts of unrecognized tax benefits at the beginning to the end of each period. On transition, the change in net assets due to applying the provisions of the final interpretation will be considered a change in accounting principle with the cumulative effect of the change treated as an offsetting adjustment to the opening balance of retained earnings in the period of transition. The interpretation is effective by the beginning of the first annual period beginning after December 15, 2006. The Company is currently evaluating the impact of this interpretation on its financial statements.

FAS 157, “Fair Value Measurements” (“FAS 157”)

In September 2006, the FASB issued FAS 157 which provides enhanced guidance for using fair value to measure assets and liabilities. FAS 157 is meant to remedy the diversity and inconsistency within generally accepted accounting principles in measuring fair value. FAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. A FA 157 does not expand the use of fair value in any new circumstances.

A FA 157 expands disclosure about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. The disclosures focus on the inputs used to measure fair value and for recurring fair value measurements using significant unobservable inputs, the effect of measurement on earnings (or changes in net assets) for the period must be disclosed. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this new accounting pronouncement on its financial statements.

18. SIGNIFICANT CUSTOMERS

For the year ended December 31, 2006, sales to the Company's two largest gold customers amounted to 79% and 21% of total sales of gold operations (2005 – 2 customers for 65% and 35%; 2004 – 2 customers for 62% and 36%). In addition, all of the nickel revenues for the year ended December 31, 2006 and 2005 were sold to one customer (there were no sales of nickel operations in 2004).

The main countries to which gold products were sold, based on the revenues in 2006, were USA (79%) and Belgium (21%) (2005 – 65% and 35%, respectively; 2004 – 36% and 62%, respectively). All nickel products are sold to Switzerland.

19. SALES

The detail of sales for the year ended December 31, 2006 is as follows:

Sales –
Sales – Gold operations – Sales –
Gold operations Nalunaq ore Nickel operations Total
$ $ $ $

Primary products (a) 25,980 39,000 164,601 229,581
By-products (b) 18,686 — 44,522 63,208
Smelting, refining and transportation
paid to third parties (3,844) — (63,251) (67,095)
40,822 39,000 145,872 225,694

(a) Gold for gold operations and nickel for nickel operations.

(b) Copper and silver for gold operations and copper, platinum, palladium and cobalt for nickel operations.

The detail of sales for the year ended December 31, 2005 is as follows:

Sales –
Sales – Gold operations – Sales –
Gold operations Nalunaq ore Nickel operations Total
$ $ $ $

Primary products (a) 31,008 22,856 59,364 113,228
By-products (b) 10,612 — 18,539 29,151
Smelting, refining and transportation
paid to third parties (6,900) — (29,979) (36,879)
34,720 22,856 47,924 105,500

(a) Gold for gold operations and nickel for nickel operations.

(b) Copper and silver for gold operations and copper, platinum, palladium and cobalt for nickel operations.

The detail of sales for the year ended December 31, 2004 is as follows:

Sales –
Sales – Gold operations – Sales –
Gold operations Nalunaq ore Nickel operations Total
$ $ $ $

Primary products (a) 47,282 20,505 — 67,787
By-products (b) 4,183 — — 4,183
Smelting, refining and transportation
paid to third parties (3,467) — — (3,467)
47,998 20,505 — 68,503

(a) Gold for gold operations and nickel for nickel operations.

(b) Copper and silver for gold operations and copper, platinum, palladium and cobalt for nickel operations.

20. COST OF SALES

The detail of cost of sales for the year ended December 31, 2006 is as follows:

Cost of sales –
Cost of sales – Gold operations – Cost of sales –
Gold operations Nalunaq ore Nickel operations Total
$ $ $ $

Mining expenses 18,689 — 10,555 29,244
Purchase of gold ore — 35,739 — 35,739
Plant expenses 9,314 3,029 25,570 37,913
Smelting, refining and transportation 241 — 2,375 2,616
Royalties — — 3,093 3,093
Variation in inventories of final products (831) 1,362 (671) (140)
27,413 40,130 40,922 108,465

The detail of cost of sales for the year ended December 31, 2005 is as follows:

Cost of sales –
Cost of sales – Gold operations – Cost of sales –
Gold operations Nalunaq ore Nickel operations Total
$ $ $ $

Mining expenses 22,644 — 7,928 30,572
Purchase of gold ore — 21,843 — 21,843
Plant expenses 10,689 2,648 15,009 28,346
Smelting, refining and transportation 196 — 1,886 2,082
Royalties — — 959 959
Variation in inventories of final products 352 (1,350) (1,525) (2,523)
33,881 23,141 24,257 81,279

The detail of cost of sales for the year ended December 31, 2004 is as follows:

Cost of sales –
Cost of sales – Gold operations – Cost of sales –
Gold operations Nalunaq ore Nickel operations Total
$ $ $ $

Deferred stripping and other
mining expenses 30,070 — — 30,070
Purchase of gold ore — 18,093 — 18,093
Plant expenses 12,050 1,863 — 13,913
Smelting, refining and transportation — — — —
Royalties — — — —
Variation in inventories of final products — — — —
42,120 19,956 — 62,076